EXHIBIT 2.5


                      IN THE UNITED STATES BANKRUPTCY COURT
                          FOR THE DISTRICT OF DELAWARE

-----------------------------------------------
In re:                                         :        Chapter 11
                                               :
AMERICAN BANKNOTE                              :        Case No.: 05-10174 (PJW)
CORPORATION,                                   :
             Debtor.                           :
                                               :
-----------------------------------------------


                     DEBTOR'S AMENDED PLAN OF REORGANIZATION
                     UNDER CHAPTER 11 OF THE BANKRUPTCY CODE
                     ---------------------------------------


                             ANDREWS KURTH LLP
                             Paul Silverstein, Esq.
                             Richard Baumfield, Esq.
                             450 Lexington Avenue, 15th Floor
                             New York, NY 10017
                             Tel:  (212) 850-2800
                             Fax: (212) 850-2929

                                            -and-

                             COOCH AND TAYLOR
                             Adam Singer, Esq.
                             824 Market Street Mall, 10th Floor
                             Wilmington, DE 19801
                             Tel: (302) 652-3641
                             Fax: (302) 652-5379

                             CO-COUNSEL FOR AMERICAN BANKNOTE
                             CORPORATION, DEBTOR AND DEBTOR-IN-
                             POSSESSION



Dated:            Wilmington, Delaware
                  February 22, 2005

                                TABLE OF CONTENTS
                                -----------------

                                                                            Page
                                                                            ----

SECTION 1. DEFINITIONS AND INTERPRETATIONS.....................................1

SECTION 2. PROVISIONS FOR PAYMENT OF ADMINISTRATIVE CLAIMS AND
  PRIORITY TAX CLAIMS..........................................................9

2.1.     Administrative Claims.................................................9

2.2.     Priority Tax Claim....................................................9

SECTION 3. CLASSIFICATION OF CLAIMS AGAINST AND EQUITY INTERESTS IN
  THE DEBTOR...................................................................9

SECTION 4. PROVISIONS FOR TREATMENT OF CLAIMS AND EQUITY INTERESTS............10

4.1.     Other Priority Claims (Class 1)......................................10

4.2.     Miscellaneous Secured Claims (Class 2)...............................10

4.3.     Note Claims (Class 3)................................................10

4.4.     Note Convenience Claims (Class 4)....................................10

4.5.     Miscellaneous Unsecured Claims (Class 5).............................11

4.6.     SERP Claims (Class 6)................................................11

4.7.     Equity  Interests (Class 7)..........................................11

4.8.     De Minimis Interest Holders (Class 8)................................11

4.9.     Other Equity Interests (Class 9).....................................11

SECTION 5. IDENTIFICATION OF CLASSES OF CLAIMS AND INTERESTS IMPAIRED;
  ACCEPTANCE OR REJECTION OF THE PLAN.........................................11

SECTION 6. CRAMDOWN...........................................................12

SECTION 7. MEANS OF IMPLEMENTATION............................................12

7.1.     Distributions........................................................12

7.2.     Authorization to Issue New Securities................................12

7.3.     Issuance of New Securities...........................................12

7.4.     Stockholders' Agreement..............................................12

7.5.     Cancellation of Existing Securities and Agreements...................12

7.6.     Amended Certificate of Incorporation.................................12

7.7.     Stock Incentive Plan.................................................13

7.8.     Corporate Action.....................................................13

7.9.     Continued Corporate Existence........................................13

7.10.    Exit Financing.......................................................13

SECTION 8. PROVISIONS GOVERNING DISTRIBUTIONS.................................14

8.1.     Date of Distributions................................................14

8.2.     Disbursing Agent.....................................................14

8.3.     Compensation of Professionals........................................14

8.4.     Surrender and Exchange of Notes Claims...............................15

8.5.     Failure to Surrender.................................................15

8.6.     Lost, Stolen, Mutilated or Destroyed Notes...........................15

8.7.     Delivery of Distributions............................................16

8.8.     Manner of Payment Under the Plan.....................................16

8.9.     Fractional Shares....................................................16

8.10.    Setoffs and Recoupment...............................................16

8.11.    Distributions After Distribution Date................................17

8.12.    Rights and Powers of Disbursing Agent................................17

8.13.    Notes Indenture Trustee's Fees and Expenses..........................17

8.14.    Record Date for Holders of Claims and Equity Interests...............17

8.15.    Reserves.............................................................18

8.16.    Allocation Relating to Notes.........................................18

8.17.    Discharge of Notes Indenture Trustee.................................18

SECTION 9. PROCEDURES FOR TREATING DISPUTED CLAIMS UNDER THE PLAN.............18

9.1.     Disputed Claims......................................................18

9.2.     No Distributions Pending Allowance...................................18

9.3.     Distributions After Allowance........................................19

SECTION 10. PROVISIONS GOVERNING EXECUTORY CONTRACTS AND UNEXPIRED
  LEASES......................................................................19

10.1.    Assumed Contracts and Leases.........................................19

10.2.    Payments Related to Assumption of Contracts and Leases...............19

10.3.    Rejected Contracts and Leases........................................19

10.4.    Bar for Rejection Damages............................................20

10.5.    Treatment Under Plan of Rejection Damages............................20

10.6.    Consulting Agreement)................................................20

SECTION 11. CONDITIONS PRECEDENT TO EFFECTIVE DATE............................20

11.1.    Conditions Precedent to Effective Date of the Plan...................20

11.2.    Waiver of Conditions Precedent.......................................21

SECTION 12. EFFECT OF CONFIRMATION............................................21

12.1.    Vesting of Assets....................................................21

12.2.    Binding Effect.......................................................21

12.3.    Discharge of Debtor..................................................21

12.4.    Term of Injunctions or Stays.........................................21

12.5.    Exculpation..........................................................21

12.6.    Indemnification Obligations..........................................22

SECTION 13. RETENTION OF JURISDICTION.........................................22

SECTION 14. MISCELLANEOUS PROVISIONS..........................................23

14.1.    Payment of Statutory Fees............................................23

14.2.    Section 1125(e) of the Bankruptcy Code...............................24

14.3.    Indenture Trustee as Claim Holder....................................24

14.4.    Exemption from Certain Transfer Taxes................................24

14.5.    Modifications and Amendments.........................................24

14.6.    Compliance with Tax Requirements.....................................24

14.7.    Preservation of Transferred Claims...................................24

14.8.    Severability of Plan Provisions......................................25

14.9.    Filing or Execution of Additional Documents..........................25

14.10.   Notices..............................................................25

14.11.   Governing Law........................................................26

                                    EXHIBITS
                                    --------

EXHIBIT A:              Amended And Restated By-Laws Of American Banknote
                        Corporation

EXHIBIT B:              Amended And Restated Certificate Of Incorporation Of
                        Reorganized American Banknote Corporation

EXHIBIT C:              Stock Incentive Plan

EXHIBIT D:              Form of New Note

EXHIBIT E:              List Of Assumed Executory Contracts And Assumed
                        Unexpired Leases

EXHIBIT F:              Exit Financing Agreement

EXHIBIT G:              Stockholders' Agreement

EXHIBIT H:              Cantor Consulting Agreement

 DEBTOR'S AMENDED PLAN OF REORGANIZATION UNDER CHAPTER 11 OF THE BANKRUPTCY CODE

         The Debtor, American Banknote Corporation, proposes the following Amended Plan of Reorganization, dated February 22, 2005, pursuant to section 1121(a) of the Bankruptcy Code:

         SECTION 1. DEFINITIONS AND INTERPRETATIONS

                  A. DEFINITIONS.

         The following terms herein shall have the respective meanings defined below:

                  1.1. ABN means American Banknote Corporation, a Delaware corporation and Debtor in this Chapter 11 Case.

                  1.2. AD HOC COMMITTEE means the pre-Petition Date unofficial committee of certain holders of the Notes and Old Common Stock which is comprised of Highland Capital Management L.P., Bay Harbour 90-1 Ltd., Bay Harbour Partners, Ltd., D Quant Fund LLC, Trophy Hunter Investments, Ltd., Steven Van Dyke, Ann Van Dyke, Lloyd I. Miller, Lloyd I. Miller Pension Plan, Lloyd I Miller IRA, Milfam II, L.P., Milfam LLC, Dail E. Miller IRA, Dorothy Miller, Kimberley S. Miller Trust, Remus Holdings LLC, Castor Investments, L.L.C., Pollux Investments LLC, and Singer Children's Management Trust.

                  1.3. ADMINISTRATIVE CLAIM means any right to payment constituting a cost or expense of administration of the Chapter 11 Case allowed under sections 503(b) and 507(a)(1) of the Bankruptcy Code, including, without limitation, (a) any actual and necessary costs and expenses of preserving the Debtor's estate, (b) any actual and necessary costs and expenses of operating the Debtor's business during the Chapter 11 Case in the ordinary course of business, (c) any indebtedness or obligations incurred or assumed by the Debtor in Possession during the Chapter 11 Case in the ordinary course of business, (d) any allowances of compensation and reimbursement of expenses to the extent allowed by Final Order under section 330 or 503 of the Bankruptcy Code, and (e) any fees or charges assessed against the Debtor's estate under section 1930, title 28, United States Code.

                  1.4. ALLOWED means, with reference to any Claim or Equity Interest which has been timely filed prior to any applicable bar date or scheduled by the Debtor (a) any Claim against the Debtor which has been listed by the Debtor in its Schedules as liquidated in amount and not disputed or contingent and for which a proof of Claim has been filed and not objected to,
(b) any Claim or Equity Interest allowed hereunder, (c) any Claim or Equity Interest which is not Disputed by the Objection Deadline, (d) any Claim or Equity Interest that is compromised, settled or otherwise resolved pursuant to the authority granted to the Debtor or Reorganized Debtor pursuant to a Final Order of the Bankruptcy Court, (e) any Claim or Equity Interest which, if Disputed, has been Allowed by Final Order or (f) any Claim or Equity Interest which the Reorganized Debtor determines to allow in its sole and absolute discretion; PROVIDED, HOWEVER, that any Claim or Equity Interest allowed solely for the purpose of voting to accept or reject the Plan pursuant to an order of Bankruptcy Court shall not be considered "Allowed Claims" or "Allowed Equity Interest" hereunder.

                  1.5. AMENDED BY-LAWS means the Amended and Restated By-laws of the Reorganized Debtor, which shall be in substantially the form annexed hereto as Exhibit A and subject to modification by the Debtor prior to the Confirmation Date.

                  1.6. AMENDED CERTIFICATE OF INCORPORATION means the Amended and Restated Certificate of Incorporation of the Reorganized Debtor, which shall be in substantially the form annexed hereto as EXHIBIT B and subject to modification by the Debtor prior to the Confirmation Date.

                  1.7. BALLOT means each of the ballot or master ballot forms distributed with the Disclosure Statement to holders of impaired Claims (or the nominees thereof) entitled to vote under the Plan.

                  1.8. BALLOTING AGENT means MacKenzie Partners, Inc., as agent for the Bankruptcy Court.

                  1.9. BANKRUPTCY CODE means title 11, United States Code, as amended from time to time, as applicable to the Chapter 11 Case.

                  1.10. BANKRUPTCY COURT means the United States Bankruptcy Court for the District of Delaware having jurisdiction over the Chapter 11 Case.

                  1.11. BANKRUPTCY RULES means the Federal Rules of Bankruptcy Procedure as promulgated by the United States Supreme Court under section 2075, title 28, United States Code, as amended from time to time, applicable to the Chapter 11 Case, and any Local Rules of the Bankruptcy Court.

                  1.12. BAR DATE means March 21, 2005, the deadline for filing all proofs of Claims except (i) Claims of governmental units for which proofs of Claim are filed in accordance with section 502(b)(9) of the Bankruptcy Code, or
(ii) such other date(s) as has been granted by Order of the Bankruptcy Court with respect to one or more other holders of Claims.

                  1.13. BOARD OF DIRECTORS OF REORGANIZED DEBTOR means those persons who shall be appointed pursuant to the Confirmation Order as directors of the Reorganized Debtor and whose identity shall be disclosed in the Disclosure Statement or an amendment or supplement to the Disclosure Statement or such other filing as may be made with the Bankruptcy Court.

                  1.14. BUSINESS DAY means any day other than a Saturday, a Sunday or any other day on which the Bankruptcy Court is closed.

                  1.15. CANTOR CONSULTING AGREEMENT means that agreement between Sheldon Cantor and the Reorganized Debtor which shall be in substantially the form annexed hereto as EXHIBIT H and subject to modification by the Debtor prior to the Confirmation Date.

                  1.16. CASH means cash equivalents (including personal checks drawn on a bank insured by the Federal Deposit Insurance Corporation, certified checks and money orders) and other readily marketable direct obligations of the United States of America and certificates of deposit issued by banks.

                  1.17. CHAPTER 11 CASE means the case filed by the Debtor with the Bankruptcy Court under Chapter 11 of the Bankruptcy Code (Case No.: 05-10174
(PJW)).

                  1.18. CHARGING LIEN means any Lien or other priority in payment arising prior to the Effective Date pursuant to which the Notes Indenture Trustee may assert, pursuant to the Indenture, against distributions to be made to holders of Note Claims and/or Note Convenience Claims.

                  1.19. CLAIM means (a) any right to payment from the Debtor, whether or not such right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured, or unsecured, known or unknown, or (b) any right to an equitable remedy for breach of performance if such breach gives rise to a right of payment from the Debtor, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured, unmatured, disputed, undisputed, secured, or unsecured, known or unknown.

                  1.20. CLAIMS AGENT means BMC Group, Inc., as agent for the Bankruptcy Court.

                  1.21. CLAIMS RESERVE means that reserve created pursuant to section 8.12 of the Plan.

                  1.22. CLASS means any group of substantially similar Claims or Equity Interests classified by the Plan pursuant to section 1129(a)(1) of the Bankruptcy Code.

                  1.23. CLASS 3 DISTRIBUTION means 7,920,884 shares of the New Issued Common Stock.

                  1.24. CLASS 6 DISTRIBUTION means, with respect to each holder of an Allowed Class 6 Claim, Cash equal to the value of any amounts which such holder (other than Morris Weissman) was entitled to receive in the calendar year prior to the Petition Date pursuant to any non-qualified supplemental executive retirement plan that was outstanding as of the Petition Date.

                  1.25. CLASS 7 DISTRIBUTION means 207,402 shares of New Issued Common Stock plus Cash in an amount equal to $5,000,000 less the amount of any Cash in the Class 8 Distribution.

                  1.26. CLASS 8 DISTRIBUTION means Cash equal to (a) the product of (i) the total number of Old Common Stock held by holders in Class 8 (DE MINIMIS Equity Interests); multiplied by (ii) $2,363,914 divided by the total amount of Old Common Stock held by holders in Class 7 (Equity Interests); plus
(b) $5,000,000 minus the amount derived from the formula set forth in section 1.26(a) multiplied by the quotient of (i) the total number of Old Common Stock held by holders in Class 8 (DE MINIMIS Equity Interests); divided by (ii) the total number of Old Common Stock.

                  1.27. COLLATERAL means any property or interest in property of the Debtor's estate subject to a Lien to secure the payment or performance of a Claim which Lien is not subject to avoidance under the Bankruptcy Code.

                  1.28. CONFIRMATION DATE means the date on which the Clerk of the Bankruptcy Court enters the Confirmation Order on the docket in this Chapter 11 Case.

                  1.29. CONFIRMATION HEARING means the hearing to be held by the Bankruptcy Court regarding confirmation of the Plan, as such hearing may be adjourned or continued from time to time.

                  1.30. CONFIRMATION ORDER means the order of the Bankruptcy Court confirming the Plan.

                  1.31. CURE means the distribution of Cash, or such other property as may be agreed upon by the parties or ordered by the Bankruptcy Court, with respect to the assumption of an executory contract or unexpired lease, pursuant to section 365(b) of the Bankruptcy Code, in an amount equal to all unpaid monetary obligations, without interest, or such other amount as may be agreed upon by the parties under such executory contract or unexpired lease, to the extent such obligations are enforceable under the Bankruptcy Code and applicable non-bankruptcy law.

                  1.32. DEBTOR means American Banknote Corporation.

                  1.33. DEBTOR IN POSSESSION means the Debtor in its capacity as debtor in possession in this Chapter 11 Case under sections 1107(a) and 1108 of the Bankruptcy Code.

                  1.34. DE MINIMIS EQUITY HOLDERS means any person holding between one and 500,000 shares of Old Common Stock.

                  1.35. DGCL means the General Corporation Law of the State of Delaware, as amended from time to time.

                  1.36. DISBURSING AGENT means any entity, including the Debtor or Reorganized Debtor, in its capacity as a disbursing agent under the Plan.

                  1.37. DISBURSING AGENT FEE has the meaning ascribed to such term in section 8.13 hereof.

                  1.38. DISCLOSURE STATEMENT means the disclosure document relating to the Plan, including, without limitation, all exhibits and schedules thereto as approved by the Bankruptcy Court pursuant to section 1125 of the Bankruptcy Code.

                  1.39. DISPUTED means, with respect to a Claim or Equity Interest, any such Claim or Equity Interest proof of which was filed with the Bankruptcy Court and (a) which has been or hereafter is listed on the Schedules as unliquidated, disputed or contingent, and which has not been resolved by written agreement of the parties or an order of the Bankruptcy Court, or (b) as to which the Debtor or any other party in interest has interposed a timely objection on or before the Objection Deadline, which objection has not been withdrawn or determined by a Final Order; PROVIDED, HOWEVER, that prior to (x) the time an objection has been filed, and (y) the expiration of the Objection Deadline with respect to such Claim or Equity Interest, a Claim or Equity Interest shall be considered a

Disputed Claim or Disputed Equity Interest to the extent that the amount of the Claim or Equity Interest specified in a proof of Claim or Equity Interest exceeds the amount of the Claim or Equity Interest scheduled by the Debtor as not disputed, contingent, or unliquidated.

                  1.40. DISTRIBUTION DATE shall mean the Effective Date or as soon thereafter as is practicable.

                  1.41. DISTRIBUTION RECORD DATE shall be the date five (5) Business Days prior to the Distribution Date.

                  1.42. EFFECTIVE DATE means the first Business Day on which all the conditions precedent to the Effective Date specified in section 11.1 of the Plan shall have been satisfied or waived as provided therein, PROVIDED, HOWEVER, that if a stay of the Confirmation Order is in effect, the Effective Date shall be the first Business Day after such stay is no longer in effect.

                  1.43. EQUITY INTEREST means the interests of any holder of equity securities of the Debtor represented by any issued and outstanding shares of Old Common Stock.

                  1.44. EXCHANGE ACT means the Securities Exchange Act of 1934, as amended.

                  1.45. EXIT FINANCING means the $16,000,000 that will be provided by the Exit Financing Parties in accordance with the Exit Financing Agreement on the Effective Date of the Plan in exchange for the Exit Financing Securities.

                  1.46. EXIT FINANCING AGREEMENT means the agreement whereby the Exit Financing Parties will provide the Exit Financing to the Reorganized Debtor attached hereto as Exhibit F.

                  1.47. EXIT FINANCING PARTIES means Lloyd I. Miller, III, Highland Capital Management L.P., Bay Harbour Partners, Ltd. and Pollux Investments LLC.

                  1.48. EXIT FINANCING SECURITIES means 1,871,714 shares of New Issued Common Stock.

                  1.49. FINAL ORDER means an order or judgment of the Bankruptcy Court entered by the Clerk of the Bankruptcy Court on the docket in this Chapter 11 Case, which has not been reversed, vacated, or stayed and as to which (a) the time to appeal, petition for certiorari, or move for a new trial, reargument, or rehearing has expired and as to which no appeal, petition for certiorari or other proceedings for a new trial, reargument, or rehearing shall then be pending, or (b) if an appeal, writ of certiorari, new trial, reargument, or rehearing thereof has been sought, such order or judgment of the Bankruptcy Court shall have been affirmed by the highest court to which such order was appealed, or certiorari shall have been denied or a new trial, reargument or rehearing shall have been denied or resulted in no modification of such order, and the time to take any further appeal, petition for certiorari or move for a new trial, reargument or rehearing shall have expired, PROVIDED, HOWEVER, that the possibility that a motion under Rule 60 of the Federal Rules of Civil Procedure, or any analogous rule under the Bankruptcy Rules, may be filed relating to such order, shall not cause such order not to be a Final Order.

                  1.50. INDENTURE TRUSTEE FEES means the compensation, fees, expenses, disbursements and indemnity claims, including, without limitation, attorneys' and agents' fees, expenses and disbursements, incurred by the Notes Indenture Trustee and/or its predecessor, whether prior to or after the Petition Date and whether prior to or after the consummation of the Plan.

                  1.51. LIEN means any lien, claim, right, interest or charge or encumbrance against or upon or other interest in property, the purpose of which is to secure payment of a debt or performance of an obligation.

                  1.52. MISCELLANEOUS SECURED CLAIM means a Claim, other than a Class 3 (Note Claim) or a Class 4 (Note Convenience Claim), secured by a Lien on Collateral but only to the extent of the value of such Collateral (a) as set forth in the Plan, (b) as agreed to by the holder of such Claim and the Debtor, or (c) as determined by a Final Order in accordance with section 506(a) of the Bankruptcy Code or, in the event that such Claim is subject to setoff under section 553 of the Bankruptcy Code, to the extent of such setoff. That portion, if any, of any secured claim which exceeds the value of the Collateral securing such claim shall be a Miscellaneous Unsecured Claim unless otherwise provided in the Plan.

                  1.53. MISCELLANEOUS UNSECURED CLAIM means any Claim against the Debtor that is not an Administrative Claim, Priority Tax Claim, Other Priority Claim, Miscellaneous Secured Claim, Note Claim, Note Convenience Claim, or SERP Claim.

                  1.54. NEW ISSUED COMMON STOCK means 10,000,000 shares of common stock, par value $0.001 per share of the Reorganized Debtor, to be issued pursuant to the terms of the Plan and in accordance with the Amended Certificate of Incorporation.

                  1.55. NEW NOTES means those Notes due 2009 substantially in the from annexed hereto as EXHIBIT D and subject to modification by the Debtor before the Confirmation Date.

                  1.56. NOTES means the 10 3/8% Senior Notes due 2005 issued by the Debtor under the Notes Indenture.

                  1.57. NOTE CLAIM means any Claim, other than a Note Convenience Class Claim, by a holder of the Notes arising from or under the Notes.

                  1.58. NOTE CONVENIENCE CLAIMS means any Claim arising from or under the Notes equal to or less than $45,000.

                  1.59. NOTES INDENTURE means that certain Indenture, dated as of May 15, 1992, as modified on May 31, 1994 and October 1, 2002, between the Debtor and the Notes Indenture Trustee relating to the Notes.

                  1.60. NOTES INDENTURE TRUSTEE means HSBC Bank USA, National Association, as indenture trustee pursuant to the Notes Indenture.

                  1.61. OBJECTION DEADLINE means the latest to occur of (i) one hundred and eighty (180) days after the Effective Date (or such other date as has been ordered by the Bankruptcy Court), (ii) sixty (60) days after such Claim is deemed timely filed and served on counsel for the Debtor, (iii) with respect to Claims for which timely proofs of Claim or requests for payment pursuant to section 503(b) of the Bankruptcy Code were filed as contingent or unliquidated, thirty (30) days after such Claim becomes a non-contingent, liquidated Claim (whether by the occurrence of the contingency or fixing of the Claim or estimation of the Claim pursuant to section 502(c) of the Bankruptcy Code), or
(iv) such other date as the Bankruptcy Court may order.

                  1.62. OLD COMMON STOCK means any issued and outstanding common stock of the Debtor as at the Petition Date.

                  1.63. OTHER EQUITY INTEREST means any equity security (as defined in section 101(16) of the Bankruptcy Code) of the Debtor, except Equity Interests and includes, but is not limited to, warrants, options or any right, contractual or otherwise, to acquire any Equity Interest.

                  1.64. OTHER PRIORITY CLAIM means any Claim other than an Administrative Claim or a Priority Tax Claim, entitled to priority in payment under section 507(a) of the Bankruptcy Code.

                  1.65. PERSON shall have the same meaning as is set forth in section 101(41) of the Bankruptcy Code.

                  1.66. PETITION DATE means January 19, 2005, the date on which the Debtor commenced the Chapter 11 Case.

                  1.67. PLAN means the Amended Plan of Reorganization under Chapter 11 of the Bankruptcy Code dated as of February 22, 2005, including, without limitation, the exhibits and schedules hereto, as the same may be amended or modified from time to time in accordance with the provisions of the Bankruptcy Code and the terms hereof.

                  1.68. PRIORITY TAX CLAIM means any Claim of a governmental unit of the kind entitled to priority in payment as specified in sections 502(i) and 507(a)(8) of the Bankruptcy Code.

                  1.69. PROFESSIONAL means any professional employed in the Chapter 11 Case pursuant to section 327 or 1103 of the Bankruptcy Code or otherwise and the professionals seeking compensation or reimbursement of expenses in connection with the Chapter 11 Case pursuant to sections 327, 328, 330, 331, 503(b), or 1103 of the Bankruptcy Code.

                  1.70. PROFESSIONAL CLAIMS RESERVE means the Cash reserved on the Effective Date in accordance with section 8.3 of the Plan to be held in a segregated account to be used solely for the payment of Professional Fee Claims in accordance with the terms of the Plan.

                  1.71. PROFESSIONAL FEE CLAIMS means a claim of a Professional for compensation or reimbursement of costs and expenses relating to services incurred after the Petition Date and prior to the Effective Date.

                  1.72. RATABLE PORTION means, with reference to any distribution on account of any Claim or Equity Interest in any Class, a distribution equal in amount to the ratio (expressed as a percentage) that the amount of such Claim or number of shares evidencing such Equity Interest, as applicable, bears to the aggregate amount of Claims or aggregate number of outstanding shares of Equity Interests in the same Class.

                  1.73. REINSTATED means with respect to each Allowed Class 2 Miscellaneous Secured Claim, (i) the Debtor or Reorganized Debtor shall Cure any default with respect to such Claim that occurred before or after the Petition Date, (ii) the maturity of such Claim shall be Reinstated as such maturity existed before any such default, (iii) the holder of such Claim shall be compensated for any damages incurred as a result of any reasonable reliance by the holder on any right to accelerate its Claim, and (iv) the legal, equitable and contractual rights of such holder will not otherwise be altered.

                  1.74. RELEASED PARTIES means the Debtor, the Reorganized Debtor, the AD HOC Committee, the Notes Indenture Trustee, the Exit Financing Parties, the Claims Agent, the Balloting Agent and the Disbursing Agent, and their respective present or former members, partners officers, directors, employees, advisors, attorneys, representatives, financial advisors, investment bankers or agents in their capacities as such and any of such parties' successors and assigns.

                  1.75. REORGANIZED DEBTOR means American Banknote Corporation as it will be reorganized as of the Effective Date in accordance with the Plan and the Confirmation Order.

                  1.76. SCHEDULES means the schedules of assets and liabilities and the statement of financial affairs filed by the Debtor under section 521 of the Bankruptcy Code, Bankruptcy Rule 1007 and the Official Bankruptcy Forms of the Bankruptcy Rules as such schedules and statements have been or may be supplemented or amended through the Confirmation Date.

                  1.77. SECURED CLAIM means a Claim secured by a Lien on Collateral but only to the extent of the value of such Collateral (i) as set forth in the Plan, (ii) as agreed to by the holder of such Claim and the Debtor, or (iii) as determined by a Final Order in accordance with section 506(a) of the Bankruptcy Code or, in the event that such Claim is subject to setoff under section 553 of the Bankruptcy Code, to the extent of such setoff. That portion, if any, of any secured claim which exceeds the value of the Collateral securing such claim shall be a Miscellaneous Unsecured Claim unless otherwise provided in the Plan.

                  1.78. SERP CLAIMS means the obligations arising from any non-qualified supplemental executive retirement plan of the Debtor that remain outstanding as of the filing of the Plan.

                  1.79. STOCK INCENTIVE PLAN means the Stock Incentive Plan, which shall be in substantially the form annexed hereto as EXHIBIT C and subject to modification by the Debtor prior to the Confirmation Date.

                  1.80. STOCKHOLDERS' AGREEMENT means that certain stockholders' agreement annexed hereto as EXHIBIT G among the Debtor and the Exit Financing Parties and certain of their affiliates subject to modification by the Debtor prior to the Confirmation Date.

                  1.81. SUBSEQUENT RECORD DISTRIBUTION DATE(S) means five (5) Business Days before any distribution, not including the initial distribution under this Plan.

                  B. INTERPRETATION, APPLICATION OF DEFINITIONS AND RULES OF CONSTRUCTION.

         Unless otherwise specified, all section, schedule, or exhibit references in the Plan are to the respective section in, article of, or schedule or exhibit to, the Plan, as the same may be amended, waived, or modified from time-to-time. The words "herein," "hereof," "hereto," "hereunder" and other words of similar import refer to the Plan as a whole and not to any particular section, subsection, or clause contained in the Plan. A term used herein that is not defined herein shall have the meaning assigned to that term in the Bankruptcy Code. The rules of construction contained in section 102 of the Bankruptcy Code shall apply to the construction of the Plan. The headings in the Plan are for convenience of reference only and shall not limit or otherwise affect the provisions hereof.

         SECTION 2. PROVISIONS FOR PAYMENT OF ADMINISTRATIVE CLAIMS AND PRIORITY TAX CLAIMS

                  2.1. ADMINISTRATIVE CLAIMS. On the Distribution Date, except as otherwise provided herein, each holder of an Allowed Administrative Claim will receive, in full satisfaction, settlement, release, and discharge of and in exchange for such Allowed Administrative Claim (i) Cash equal to the unpaid portion of such Allowed Administrative Claim or (ii) such other treatment as to which the Debtor and such holder have agreed upon in writing; PROVIDED, HOWEVER, that Allowed Administrative Claims with respect to liabilities incurred by the Debtor in the ordinary course of business during the Chapter 11 Case will be paid in the ordinary course of business in accordance with the terms and conditions of any agreements relating thereto.

                  2.2. PRIORITY TAX CLAIM. Each holder of an Allowed Priority Tax Claim will receive, at the sole discretion of the Debtor and in full satisfaction, settlement, release, and discharge of and in exchange for such Allowed Priority Tax Claim, in the sole discretion of the Debtor (i) Cash equal to the unpaid portion of such Allowed Priority Tax Claim on the Distribution Date, (ii) deferred Cash payments over a period not exceeding six (6) years after the date of assessment of such Allowed Priority Tax Claim in an aggregate principal amount equal to the amount of such Allowed Priority Tax Claim, plus interest on the unpaid portion thereof, as provided in section 1129(a)(9)(C) of the Bankruptcy Code, or (iii) such other treatment as to which the Debtor and such holder have agreed upon in writing.

         SECTION 3. CLASSIFICATION OF CLAIMS AGAINST AND EQUITY INTERESTS IN THE DEBTOR.

                  CLASS 1 - OTHER PRIORITY CLAIMS: This Class shall comprise of all Other Priority Claims.

                  CLASS 2 - MISCELLANEOUS SECURED CLAIMS: This Class shall comprise of all Miscellaneous Secured Claims.

                  CLASS 3 - NOTE CLAIMS: This Class shall comprise of all Note Claims, excluding Note Convenience Claims.

                  CLASS 4 - NOTE CONVENIENCE CLAIMS: This Class shall comprise of all Note Convenience Claims.

                  CLASS 5 - MISCELLANEOUS UNSECURED CLAIMS: This Class shall comprise of all Miscellaneous Unsecured Claims.

                  CLASS 6 - SERP CLAIMS: This Class shall comprise of all SERP Claims.

                  CLASS 7 - EQUITY INTERESTS: This Class shall comprise of all Equity Interests, excluding Equity Interests held by DE MINIMIS Equity Holders.

                  CLASS 8 - DE MINIMIS EQUITY HOLDERS: This Class shall comprise of all Equity Interests held by DE MINIMIS Equity Holders.

                  CLASS 9 - OTHER EQUITY INTERESTS: This Class shall comprise of all Other Equity Interests.

         SECTION 4. PROVISIONS FOR TREATMENT OF CLAIMS AND EQUITY INTERESTS

                  4.1. OTHER PRIORITY CLAIMS (CLASS 1). On the Distribution Date, each holder of an Allowed Class 1 Other Priority Claim will receive, in full satisfaction, settlement, release, and discharge of and in exchange for such Allowed Class 1 Other Priority Claim, in the sole discretion of the Debtor, either (a) Cash equal to the unpaid portion of such Allowed Class 1 Other Priority Claim or (b) such other treatment as to which Debtor and such holder will have agreed upon in writing.

                  4.2. MISCELLANEOUS SECURED CLAIMS (CLASS 2). On the Distribution Date, or as soon thereafter as is practicable, each Allowed Class 2 Miscellaneous Secured Claim will be Reinstated.

                  4.3. NOTE CLAIMS (CLASS 3). On the Distribution Date, each holder of an Allowed Class 3 Note Claim will receive, in full satisfaction, settlement, release, and discharge of and in exchange of such Allowed Note Claim its Ratable Portion of the Class 3 Distribution.

                  4.4. NOTE CONVENIENCE CLAIMS (CLASS 4). On the Distribution Date, each holder of an Allowed Class 4 Note Convenience Claim will receive, in full satisfaction, settlement, release and discharge of and in exchange for such Allowed Note Convenience Claim, at such holders' election: (a) Cash in an amount equal to sixty percent (60%) of such holder's Allowed Class 4 Note Convenience Claim, or (b) New Notes equal to one hundred percent (100%) of the holder's Allowed Class 4 Note Convenience Claim.

                  If a holder of an Allowed Class 4 Note Convenience Claim fails to make an election in accordance with the foregoing sentence, such holder shall be deemed to have elected to receive the treatment set forth in section 4.4(a) of this Plan.

                  4.5. MISCELLANEOUS UNSECURED CLAIMS (CLASS 5). On the Distribution Date, each holder of an Allowed Miscellaneous Class 5 Unsecured Claim will be paid in full in Cash; PROVIDED HOWEVER, that Allowed Miscellaneous Class 5 Unsecured Claims with respect to liabilities incurred by the Debtor in the ordinary course of business will be paid in the ordinary course of business in accordance with the terms and conditions of any agreements relating thereto.

                  4.6. SERP CLAIMS (CLASS 6). On the Distribution Date, each holder of an Allowed Class 6 SERP Claim (other than Morris Weissman) will receive in full satisfaction, settlement, release and discharge of and in exchange for such Allowed SERP Claim, the Class 6 Distribution.

                  4.7. EQUITY INTERESTS (CLASS 7). All Equity Interests will be cancelled on the Effective Date, and on the Distribution Date, each holder of Allowed Class 7 Equity Interests, other than DE MINIMIS Interest Holders, will receive, in full satisfaction, settlement, release, and discharge of and in exchange for its Allowed Class 7 Equity Interests, its Ratable Portion of the Class 7 Distribution.

                  4.8. DE MINIMIS INTEREST HOLDERS (CLASS 8). The Equity Interests held by DE MINIMIS Interest Holders will be cancelled on the Effective Date, and on the Distribution Date, each DE MINIMIS Equity Holder will receive, in full satisfaction, settlement, release, and discharge of and in exchange for its Allowed Equity Interests, its Ratable Portion of the Class 8 Distribution.

                  4.9. OTHER EQUITY INTERESTS (CLASS 9). The Other Equity Interests will be cancelled on the Effective Date and holders of Other Equity Interests will receive no distribution under the Plan.

         SECTION 5. IDENTIFICATION OF CLASSES OF CLAIMS AND INTERESTS IMPAIRED; ACCEPTANCE OR REJECTION OF THE PLAN

         Each of Class 1 (Other Priority Claims), Class 2 (Miscellaneous Secured Claims) and Class 5 (Miscellaneous Unsecured Claims) is unimpaired by the Plan and the holders of Claims in each of such Classes are conclusively presumed to have accepted the Plan under section 1126(f) of the Bankruptcy Code, and are not entitled to vote to accept or reject the Plan.

         Class 3 (Note Claims), Class 4 (Note Convenience Claims), Class 6 (SERP Claims), Class 7 (Equity Interests), and Class 8 (DE MINIMIS Equity Interests), are impaired by the Plan and the holders of Claims and Equity Interests in such Classes are entitled to vote to accept or reject the Plan.

         Class 9 (Other Equity Interests) are impaired and are not entitled to receive or retain any property under the Plan. The holders of Other Equity Interests are deemed to have rejected the Plan and their votes will not be solicited.

         SECTION 6. CRAMDOWN

         With respect to any Class that does not vote to accept the Plan, the Debtor shall request confirmation of the Plan under section 1129(b) of the Bankruptcy Code.

         SECTION 7. MEANS OF IMPLEMENTATION

                  7.1. DISTRIBUTIONS. On the Distribution Date the Reorganized Debtor shall make or cause to be made to the holders of Allowed Claims and Allowed Equity Interests the distributions provided in section 4 hereof. Disputed Claims shall be resolved in accordance with section 9 hereof and, if a Disputed Claim becomes an Allowed Claim by Final Order, distributions shall be made on account of such Claim in accordance with section 8 hereof.

                  7.2. AUTHORIZATION TO ISSUE NEW SECURITIES. The issuance of the following securities by the Reorganized Debtor is authorized without further act or action under applicable law, regulation, order or rule: 10,000,000 shares of New Issued Common Stock and the New Notes in the aggregate amount of up to $11,000,000.

                  7.3. ISSUANCE OF NEW SECURITIES. The Amended Certificate of Incorporation shall initially authorize the Reorganized Debtor to issue a total of up to 35,000,000 shares of New Issued Common Stock. Additionally, the Reorganized Debtor will issue the New Notes in the aggregate amount of up to $11,000,000.

                  7.4. STOCKHOLDERS' AGREEMENT. The Reorganized Debtors and the Exit Financing Parties and certain of their affiliates shall enter into the Stockholders' Agreement on or prior to the Effective Date.

                  7.5. CANCELLATION OF EXISTING SECURITIES AND AGREEMENTS. On the Effective Date, the Notes, the Notes Indenture, the Equity Interests and Other Equity Interests shall be automatically cancelled and shall be of no further force and effect, without any further act or action under any applicable agreement, and the obligations of the Debtor and the Notes Indenture Trustee shall be discharged, provided, however, that the Notes Indenture shall continue in effect solely for the purposes of (i) allowing the holders of Allowed Note Claims and Allowed Note Convenience Claims to receive their distributions hereunder, (ii) allowing the Notes Indenture Trustee to make the distributions to be made on account of the Notes, and (iii) permitting the Notes Indenture Trustee to assert its Charging Lien against such distributions for payment of the Indenture Trustee Fees. The holders of, or parties to, such canceled Notes, and other agreements and instruments shall have no rights arising from or relating to such Notes, and other agreements and instruments or the cancellation thereof, except the rights provided pursuant to this Plan. Notwithstanding any provision contained in this Plan to the contrary, the distribution provisions contained in the Notes Indenture shall continue in effect to the extent necessary to authorize the Notes Indenture Trustee to receive and distribute to the holders of Allowed Note Claims and Allowed Note Convenience Claims, as applicable, distributions pursuant to this Plan on account of Allowed Note Claims and Allowed Note Convenience Claims and shall terminate completely upon completion of all such distributions.

                  7.6. AMENDED CERTIFICATE OF INCORPORATION. On the Effective Date or as soon as practicable thereafter, the Reorganized Debtor shall file with the Secretary of State of Delaware, in accordance with the DGCL, the Amended Certificate of Incorporation. On the Effective Date, the Amended Certificate of Incorporation shall automatically become effective, and all other matters provided under this Plan involving the corporate structure of the Reorganized Debtor, or corporate action by it, shall be deemed to have occurred and shall be in effect from and after the Effective Date pursuant to section 303 of the DGCL without any requirement of further action by the stockholders or the directors of the Reorganized Debtor, including, without limitation, the approval of Stock Incentive Plan.

                  7.7. STOCK INCENTIVE PLAN. On the Effective Date, the Stock Incentive Plan shall be deemed approved by Reorganized Debtor pursuant to section 303 of the DGCL without any requirement of further action by the stockholders or the directors of the Reorganized Debtor.

                  7.8. CORPORATE ACTION.

                           (A) Board of Directors of Reorganized Debtor. On the
Effective Date, the operation of Reorganized Debtor shall become the general responsibility of the Board of Directors of Reorganized Debtor, subject to, and in accordance with, the Amended Certificate of Incorporation and the Amended By-laws. The term of the directors of the Debtor immediately prior to the Effective Date shall expire on the Effective Date and shall be replaced by the Board of Directors of Reorganized Debtor.

                           (B) Officers of Reorganized Debtor. The initial
officers of Reorganized Debtor are or shall be disclosed in the Disclosure Statement or an amendment or supplement to the Disclosure Statement or such other filing as may be made with the Bankruptcy Court. The selection of officers of Reorganized Debtor after the Effective Date shall be as provided in its Amended Certificate of Incorporation and Amended By-laws.

                  7.9. CONTINUED CORPORATE EXISTENCE. The Debtor shall continue to exist after the Effective Date as a corporate entity, in accordance with Delaware law and pursuant to the Amended Certificate of Incorporation and Amended By-laws. The Amended Certificate of Incorporation and Amended By-laws shall satisfy the requirements of the Plan and the Bankruptcy Code and shall include, among other things, pursuant to section 1123(a)(6) of the Bankruptcy Code, a provision prohibiting the issuance of non-voting equity securities.

                  7.10. EXIT FINANCING. On the Effective Date, the Exit Financing Parties shall transfer $16,000,000 to the Debtor in return for the Exit Financing Securities in the following amounts:

                                              Exit Financing        New Issued
                                                  Amount           Common Stock
         Bay Harbour Partners, Ltd.           $    2,000,000           233,964
         Lloyd I. Miller, III                 $    2,000,000           233,964
         Pollux Investments LLC               $    2,000,000           233,964
         Highland Capital Management L.P.     $   10,000,000         1,169,822
                                              ---------------      ------------

         TOTAL                                $16,000,000.00         1,871,714

         SECTION 8. PROVISIONS GOVERNING DISTRIBUTIONS

                  8.1. DATE OF DISTRIBUTIONS. Unless otherwise provided herein, any distributions and deliveries to be made hereunder shall be made on the Distribution Date. In the event that any payment or act under the Plan is required to be made or performed on a date that is not a Business Day, then the making of such payment or the performance of such act may be completed on the next succeeding Business Day, but shall be deemed to have been completed as of the required date.

                  8.2. DISBURSING AGENT. All distributions under the Plan shall be made by Reorganized Debtor as Disbursing Agent or such other entity designated by Reorganized Debtor as a Disbursing Agent, or the Notes Indenture Trustee on behalf of the holders of the Note Claims and the Note Convenience Claims, as applicable, on the Distribution Date. The Disbursing Agent and the Notes Indenture Trustee shall not be required to give any bond or surety or other security for the performance of its duties unless otherwise ordered by the Bankruptcy Court, and, in the event that a Disbursing Agent or Notes Indenture Trustee is so otherwise ordered, all costs and expenses of procuring any such bond or surety shall be borne by Reorganized Debtor.

                  8.3. COMPENSATION OF PROFESSIONALS.

                           (A) Each Professional retained or requesting
compensation in the Chapter 11 Case pursuant to section 327, 328, 330, 331, 503(b), or 1103 of the Bankruptcy Code shall be required to file and serve an application for allowance of final compensation and reimbursement of expenses in the Chapter 11 Case on or before ten (10) days after the Effective Date. Objections to any application made under this section 8.3 shall be filed on or before twenty (20) days after the Effective Date and served on the Reorganized Debtor, the United States Trustee and the requesting Professional.

                           (B) If no objection is filed and served with respect
to a Professional's request for compensation and reimbursement of expenses, such Professional Fee Claim shall be paid by the Reorganized Debtor on the twenty-fourth (24th) day after the Effective Date. Otherwise, such Professional Fee Claim shall be paid by the Reorganized Debtor at such time as the objection is resolved or settled by Final Order of the Bankruptcy Court.

                           (C) On or prior to the Confirmation Date, each
Professional seeking compensation or reimbursement under section 327, 328, 330, 331, 503(b), or 1103 of the Bankruptcy Code shall provide the Debtor with a written estimate of the amount of its requested compensation and reimbursement through the Effective Date. On the Effective Date, the Debtor shall establish the Professional Claims Reserve in an amount equal to the aggregate amount of such estimated compensation or reimbursements, unless otherwise previously paid by the Debtor. The funds in the Professional Claims Reserve shall be used solely for the payment of Allowed Professional Fee Claims. If a Professional fails to submit an estimate of its fees in accordance with this section 8.3(C), the Reorganized Debtor shall not pay such Professional's Allowed Professional Fee Claim from the Professional Claims Reserve but rather shall pay such claim from any other source available to the Reorganized Debtor.

                  8.4. SURRENDER AND EXCHANGE oF NOTES CLAIMS.

                           (A) All payments to holders of physical certificates
(excluding Notes held by the Depository Trust Company) evidencing Note Claims or Note Convenience Claims shall only be made to such holders after (i) the surrender by each such holder of the physical certificate evidencing the Note Claim or the Note Convenience Claims, or in the event that such certificate is lost, stolen, mutilated or destroyed, upon the holder's compliance with the requirements set forth in Section 8.6. Upon surrender of the physical certificate evidencing the Notes, the Notes Indenture Trustee shall cancel and destroy the pertinent Notes. The Notes Indenture Trustee shall cause an exchange for the Notes held by the Depository Trust Company. Upon implementation of the exchange, the pertinent Notes shall be deemed cancelled. As soon as practicable after such surrender or exchange, as applicable, the Notes Indenture Trustee and/or the Disbursing Agent, as applicable, shall distribute to the holder thereof such holder's distribution which the holder is entitled to under the Plan, but subject to the rights of the Notes Indenture Trustee to assert its Charging Lien against such distribution. Upon full satisfaction of the Indenture Trustee Fees, the Charging Lien shall be released. Nothing herein shall be deemed to impair, waive or discharge the Charging Lien for any unpaid fees and expenses.

                           (B) Except as provided in Section 8.6 of the Plan for
lost, stolen, mutilated or destroyed Notes, each holder of an Allowed Notes Claim or Allowed Notes Convenience Claim evidenced by a physical certificate shall tender such certificate to the Notes Indenture Trustee in accordance with written instructions to be provided in a letter of transmittal to such holders by the Debtor as promptly as practicable following the Effective Date. Such letter of transmittal shall specify that delivery of such certificate will be effected, and risk of loss and title thereto will pass, only upon the proper delivery of such certificate with the letter of transmittal in accordance with such instructions. Such letter of transmittal shall also include, among other provisions, customary provisions with respect to the authority of the holder of the applicable certificate to act and the authenticity of any signatures required on the letter of transmittal.

                  8.5. FAILURE TO SURRENDER. Any holder of a physical certificate (excluding Notes held by the Depository Trust Company) evidencing Note Claims or Note Convenience Claims that fails to surrender or be deemed to have surrendered such Note within 365 days of the Effective Date, shall have its claim for a distribution on account of such Notes discharged and shall be forever barred from asserting any such claim against the Reorganized Debtor or its property or the Notes Indenture Trustee, and shall not participate in any distribution hereunder, and the distribution that would otherwise have been made to such holder shall be returned to the Reorganized Debtor.

                  8.6. LOST, STOLEN, MUTILATED OR DESTROYED NOTES. Any holder of a physical certificate (excluding Notes held by the Depository Trust Company) evidencing Note Claims or Note Convenience Claims that claims its physical certificate has been lost, stolen, mutilated or destroyed shall, in lieu of surrendering such Notes, deliver to the Notes Indenture Trustee: (i) evidence satisfactory to the Notes Indenture Trustee of the loss, theft, mutilation or destruction; and (ii) such reasonable indemnity as may be required by the Notes Indenture Trustee to hold the Notes Indenture Trustee harmless from any damages, liabilities or costs incurred in treating such individual as a holder of Notes that has been lost, stolen, mutilated or destroyed. Upon compliance with this
Section 8.6 by a holder of a Notes Claim evidenced by a physical certificate, such holder shall, for all purposes under the Plan, be deemed to have surrendered its Notes.

                  8.7. DELIVERY OF DISTRIBUTIONS. All distributions to any holder of an Allowed Claim or Equity Interest shall be made at the address of such holder as set forth on the Schedules filed with the Bankruptcy Court or on the books and records of the Debtor or its agents, unless the Debtor or Reorganized Debtor, as applicable, have been notified in writing of a change of address, including, without limitation, by the filing of a proof of claim or interest by such holder that contains an address for such holder different from the address reflected on such Schedules for such holder. In the event that any distribution to any holder is returned as undeliverable, the Disbursing Agent and/or the Notes Indenture Trustee, as applicable, shall use reasonable efforts to determine the current address of such holder, but no distribution to such holder shall be made unless and until the Disbursing Agent or the Notes Indenture Trustee, as applicable, has determined the then current address of such holder, at which time such distribution shall be made to such holder without interest; PROVIDED, HOWEVER, that such distributions shall be deemed unclaimed property under section 347(b) of the Bankruptcy Code at the expiration of ninety (90) days from the Effective Date. After such date, all unclaimed property or interest in property shall revert to Reorganized Debtor or the Notes Indenture Trustee, as applicable, and the Claim of any other holder to such property or interest in property shall be discharged and forever barred.

                  As of the close of business on the Distribution Record Date,
(i) the transfer books and records of the Notes as maintained by the Notes Indenture Trustee or its agent shall be closed, and (ii) any transfer of any Note after the Distribution Record Date will not be recognized for purposes of distributions under the Plan. The Reorganized Debtor and the Notes Indenture Trustee shall have no obligation to recognize any transfer of any Note occurring after the close of business on the Distribution Record Date, and shall instead be entitled to recognize and deal for all purposes under this Plan with only those holders of record as of the close of business on the Distribution Record Date.

                  8.8. MANNER OF PAYMENT UNDER THE PLAN. At the option of the Disbursing Agent, any Cash payment to be made hereunder may be made by a check or wire transfer or as otherwise required or provided in applicable agreements.

                  8.9. FRACTIONAL SHARES. No fractional shares of New Issued Common Stock shall be distributed. For purposes of distribution, fractional shares of New Issued Common Stock shall be rounded down to the previous whole number.

                  8.10. SETOFFS AND RECOUPMENT. The Debtor may, but shall not be required to, setoff against, or recoup from, any Claim or Equity Interest and the distributions to be made pursuant to the Plan in respect of such Claim or Equity Interest, any claims of any nature whatsoever that the Debtor may have against the claimant, but neither the failure to do so nor the allowance of any Claim or Equity Interest hereunder shall constitute a waiver or release by the Debtor of any such claim they may have against such claimant.

                  8.11. DISTRIBUTIONS AFTER DISTRIBUTION DATE. Distributions made after the Date to holders of Disputed Claims that are not Allowed Claims as of the Distribution Date but which later become Allowed Claims shall be deemed to have been made on the Distribution Date.

                  8.12. RIGHTS AND POWERS OF DISBURSING AGENT.

                           (A) Powers of the Disbursing Agent. The Disbursing
Agent shall be empowered to (i) effect all actions and execute all agreements, instruments, and other documents necessary to perform its duties under the Plan,
(ii) make all distributions contemplated hereby, (iii) employ professionals to represent it with respect to its responsibilities, and (iv) exercise such other powers as may be vested in the Disbursing Agent by order of the Bankruptcy Court, pursuant to the Plan, or as deemed by the Disbursing Agent to be necessary and proper to implement the provisions hereof.

                           (B) Expenses Incurred on or After the Effective Date.
Except as otherwise ordered by the Bankruptcy Court, the amount of any reasonable fees and expenses incurred by the Disbursing Agent on or after the Effective Date (including, without limitation, taxes) and any reasonable compensation and expense reimbursement claims (including, without limitation, reasonable attorney fees and expenses) made by the Disbursing Agent shall be paid in Cash by the Reorganized Debtor in the ordinary course.

                  8.13. NOTES INDENTURE TRUSTEE'S FEES AND EXPENSES. The Notes Indenture Trustee shall be paid in Cash directly from the Reorganized Debtor on the Distribution Date for the Indenture Trustee Fees without the need for application to, or approval of, any court. The Notes Indenture Trustee's Charging Lien will be discharged solely upon payment in full of the Indenture Trustee Fees. Nothing herein shall be deemed to impair, waive or discharge the Charging Lien, for any fees and expenses not paid by the Reorganized Debtor. To the extent that the Notes Indenture Trustee provides services related to distributions pursuant to the Plan, the Notes Indenture Trustee will receive from the Reorganized Debtor, without further court approval, reasonable compensation for such services and reimbursement of reasonable expenses incurred (the "Disbursing Agent Fee") in connection with such services. These payments will be made on terms agreed to between the Notes Indenture Trustee and the Reorganized Debtor. The Disbursing Agent Fee will be paid directly to the Notes Indenture Trustee by the Debtor or Reorganized Debtor on the Distribution Date, or as soon as practicable thereafter, without the need for application to, or approval of, any court. The aggregate fees and expenses described in this paragraph and payable by the Reorganized Debtor shall not exceed $80,000.

                  8.14. RECORD DATE FOR HOLDERS OF CLAIMS AND EQUITY INTERESTS. The record date for the initial distribution to holders of Claims and Equity Interests under the Plan will be the Distribution Record Date. The record date for all subsequent distributions, if any, to holders of Claims and Equity Interests under the Plan will be the Subsequent Record Distribution Date(s).

                  8.15. RESERVES. Before making any distributions under the Plan, the Reorganized Debtor shall hold in reserve the amount of Cash or New Issued Common Stock that would be required to be distributed under the Plan on account of any Claim but for the fact that such Claim is not Allowed; PROVIDED, HOWEVER, that at the time such Claim is disallowed in whole or in part by Final Order, settlement or otherwise, the reserve on account of such Claim for the disallowed amount thereof, shall be returned to the Reorganized Debtor. If a Claim as to which an objection has been filed becomes, in whole or in part, an Allowed Claim, the Reorganized Debtor shall distribute to the holder thereof the amount to which it is entitled from the Disputed Claims Reserve in accordance with the terms of the Plan. Any balance remaining in the Disputed Claims Reserve after all Claims have been satisfied in accordance with the terms of this Plan and the Chapter 11 Case is ready to be closed, shall be transferred to the Reorganized Debtor's operating account to be used by the Reorganized Debtor at its discretion in the ordinary course of business.

                  8.16. ALLOCATION RELATING TO NOTES. All distributions to holders of Notes shall be allocated first to the portion of each such Claim representing the principal amount of the Notes and then, to the extent the consideration exceeds such amount, to the remainder of such Claim.

                  8.17. DISCHARGE OF NOTES INDENTURE TRUSTEE. Immediately following the Effective Date, the Notes Indenture Trustee shall be discharged of all of its obligations under the terms of the Notes Indenture, except for the obligation to act as Disbursing Agent, as applicable. Following the Effective Date, the Notes Indenture Trustee shall have no other duty or obligation to the holders of the Notes and, without limitation, shall have no duty with respect to the Claims resolution process. The Notes Indenture Trustee shall not be entitled to a fee for acting as indenture trustee after the Effective Date unless it is asked to make a distribution or perform other specific services.

         SECTION 9. PROCEDURES FOR TREATING DISPUTED CLAIMS UNDER THE PLAN

                  9.1. DISPUTED CLAIMS. Except as to applications for allowances of compensation and reimbursement of expenses under sections 330 and 503 of the Bankruptcy Code, the Debtor or Reorganized Debtor shall have the exclusive right to make and file objections to Claims subsequent to the Confirmation Date. All objections shall be litigated to Final Order; PROVIDED, HOWEVER, that Reorganized Debtor shall have the authority to compromise, settle, otherwise resolve, or withdraw any objections, without approval of the Bankruptcy Court. Unless otherwise ordered by the Bankruptcy Court, the Debtor or Reorganized Debtor shall file all objections to Claims (other than applications for allowances of compensation and reimbursement of expenses) and serve such objections upon the holders of such Claims as to which the objection is made as soon as practicable, but in no event later than the Objection Deadline.

                  9.2. NO DISTRIBUTIONS PENDING ALLOWANCE. Notwithstanding any other provision hereof, if any portion of a Claim is a Disputed Claim, no payment or distribution provided hereunder shall be made on account of such Claim unless and until such Disputed Claim becomes an Allowed Claim.

                  9.3. DISTRIBUTIONS AFTER ALLOWANCE. To the extent that a Disputed Claim ultimately becomes an Allowed Claim, a distribution shall be made to the holder of such Allowed Claim in accordance with the provisions of the Plan. As soon as practicable after the date that the order or judgment of the Bankruptcy Court allowing any Disputed Claim becomes a Final Order, the Disbursing Agent shall provide to the holder of such Allowed Claim the distribution to which such holder is entitled under the Plan.

         SECTION 10. PROVISIONS GOVERNING EXECUTORY CONTRACTS AND UNEXPIRED
         LEASES

                  10.1. ASSUMED CONTRACTS AND LEASES. Except as otherwise provided in the Plan or in any contract, instrument, release, indenture, or other agreement or document entered into in connection with the Plan, as of the Effective Date, the Debtor shall be deemed to have rejected each executory contract and unexpired lease to which they were a party, unless such contract or lease (i) was previously assumed or rejected by the Debtor, (ii) previously expired or terminated pursuant to its own terms, (iii) is the subject of a motion to reject filed on or before the Effective Date, or (iv) is identified as an assumed executory contract or an assumed unexpired lease, as applicable, in EXHIBIT E hereto as same may be amended from time to time prior to the Confirmation Hearing. The Confirmation Order shall constitute an order of the Bankruptcy Court under section 365 of the Bankruptcy Code approving the contract and lease assumptions and rejections described above, as of the Effective Date except for any contract or lease assumed or rejected prior thereto.

         Each executory contract and unexpired lease that is assumed and relates to the use, ability to acquire, or occupancy of real property shall include (i) all modifications, amendments, supplements, restatements, or other agreements made directly or indirectly by any agreement, instrument, or other document that in any manner affects such executory contract or unexpired lease and (ii) all executory contracts or unexpired leases appurtenant to the premises, including all easements, licenses, permits, rights, privileges, immunities, options, rights of first refusal, powers, uses, usufructs, reciprocal easement agreements, vaults, tunnel or bridge agreements or franchises, and any other interests in real estate or rights IN REM related to such premises, unless any of the foregoing agreements has been rejected pursuant to an order of the Bankruptcy Court.

                  10.2. PAYMENTS RELATED TO ASSUMPTION OF CONTRACTS AND LEASES. Any monetary amounts by which each executory contract and unexpired lease to be assumed pursuant to the Plan is in default shall be satisfied, under section 365(b)(1) of the Bankruptcy Code, by Cure. If there is a dispute regarding (i) the nature or amount of any Cure, (ii) the ability of the Reorganized Debtor or any assignee to provide "adequate assurance of future performance" (within the meaning of section 365 of the Bankruptcy Code) under the contract or lease to be assumed, or (iii) any other matter pertaining to assumption, Cure shall occur following the entry of a Final Order resolving the dispute and approving the assumption or assumption and assignment, as the case may be.

                  10.3. REJECTED CONTRACTS AND LEASES. This Plan constitutes and incorporates a motion by the Debtor to reject, and the Confirmation Order shall be deemed to be an Order authorizing the rejection of those executory contracts and unexpired leases to which the Debtor is a party, except for those executory contracts and unexpired leases listed on Exhibit E hereof as the same may be amended from time to time prior to the Confirmation Hearing.

                  10.4. BAR FOR REJECTION DAMAGES. If the rejection by the Debtor, pursuant to the Plan or otherwise, of an executory contract or unexpired lease results in a Claim that is not theretofore evidenced by a timely filed proof of Claim or a proof of Claim that is deemed to be timely filed under applicable law, then such Claim shall be forever barred and shall not be enforceable against the Debtor or Reorganized Debtor, or the properties of the Debtor or Reorganized Debtor, unless a proof of Claim is filed with the Claims Agent on or before the later to occur of the Bar Date or thirty (30) days after entry of an order (which may be the Confirmation Order) authorizing the rejection of the applicable unexpired lease or executory contract.

                  10.5. TREATMENT UNDER PLAN OF REJECTION DAMAGES. Unless otherwise ordered by the Bankruptcy Court, all Allowed Claims arising from the rejection of executory contracts or unexpired leases shall be treated as Class 5 Miscellaneous Unsecured Claims.

                  10.6. CONSULTING AGREEMENT). On the Effective Date of the Plan, the Reorganized Debtor and Sheldon Cantor shall enter into the Cantor Consulting Agreement.

         SECTION 11. CONDITIONS PRECEDENT TO EFFECTIVE DATE

                  11.1. CONDITIONS PRECEDENT TO EFFECTIVE DATE OF THE PLAN. The occurrence of the Effective Date of the Plan is subject to satisfaction of the following conditions precedent:

                           (A) A Confirmation Order shall have been entered by
the Clerk of the Bankruptcy Court which is in form and substance reasonably acceptable to the Debtor and there shall not be a stay or injunction in effect with respect thereto.

                           (B) The Exit Financing Parties shall have paid the
Debtor $16,000,000 under the Exit Financing Agreement in accordance with the terms of this Plan and the Exit Financing Agreement.

                           (C) The Debtor shall have purchased directors and
officers liability insurance for the Board of Directors of Reorganized Debtor in form, substance and amount reasonably acceptable to the Debtor.

                           (D) All other actions and all agreements, instruments
or other documents necessary to implement the terms and provisions hereof shall have been effected.

                           (E) The Debtor shall have created the Professional
Fee Reserve in accordance with section 8.3 of this Plan.

                           (F) The Debtor and the Exit Financing Parties and
certain of their affiliates shall have entered into the Stockholders' Agreement.

                  11.2. WAIVER OF CONDITIONS PRECEDENT. Each of the conditions precedent in section 11.1, other than 11.1(A) and 11.1(E) hereof may be waived, in whole or in part, by the Debtor in writing. Any such waivers of a condition precedent in section 11.1 hereof may be effected at any time, without notice, without leave or order of the Bankruptcy Court and without any formal action.

         SECTION 12. EFFECT OF CONFIRMATION

                  12.1. VESTING OF ASSETS. On the Effective Date, the Debtor, its properties and interests in property and its operations shall be released from the custody and jurisdiction of the Bankruptcy Court, and the estate of the Debtor shall vest in Reorganized Debtor free and clear of any and all Liens, except as otherwise provided herein. From and after the Effective Date, Reorganized Debtor may operate its business and may use, acquire and dispose of property free of any restrictions of the Bankruptcy Code or the Bankruptcy Rules, subject to the terms and conditions of the Plan.

                  12.2. BINDING EFFECT. Except as otherwise provided in section 1141(d)(3) of the Bankruptcy Code and subject to the occurrence of the Effective Date, on and after the Effective Date, the provisions of the Plan shall bind any holder of a Claim against or Equity Interest in the Debtor and such holder's respective successors and assigns, whether or not the Claim or Equity Interest of such holder is impaired under the Plan and whether or not such holder has accepted the Plan.

                  12.3. DISCHARGE OF DEBTOR. Except to the extent otherwise provided herein, the treatment of all Claims against or Equity Interests in the Debtor hereunder shall be in exchange for and in complete satisfaction, discharge and release of all Claims against or Equity Interests in the Debtor of any nature whatsoever, known or unknown, including, without limitation, any interest accrued or expenses incurred thereon from and after the Petition Date, or against its estates or properties or interests in property. Except as otherwise provided herein, upon the Effective Date, all Claims against and Equity Interests in the Debtor will be satisfied, discharged, and released in full exchange for the consideration provided hereunder. Except as otherwise provided herein, all entities shall be precluded from asserting against the Debtor or Reorganized Debtor or its respective properties or interests in property, any other Claims based upon any act or omission, transaction, or other activity of any kind or nature that occurred prior to the Effective Date.

                  12.4. TERM OF INJUNCTIONS OR STAYS. Unless otherwise provided in the Plan, all injunctions or stays arising under or entered during this Chapter 11 Case under section 105 or 362 of the Bankruptcy Code, or otherwise, and in existence on the Confirmation Date, shall remain in full force and effect until the 30th day following the Effective Date.

                  12.5. EXCULPATION. THE RELEASED PARTIES SHALL NOT HAVE OR INCUR, AND ARE HEREBY RELEASED FROM, ANY CLAIM, OBLIGATION, CAUSE OF ACTION OR LIABILITY TO ONE ANOTHER OR TO ANY HOLDER OF A CLAIM OR AN EQUITY INTEREST, OR ANY OTHER PARTY IN INTEREST, OR ANY OF THEIR RESPECTIVE AGENTS, EMPLOYEES, REPRESENTATIVES, FINANCIAL ADVISORS, ATTORNEYS OR AFFILIATES, OR ANY OF THEIR SUCCESSORS AND ASSIGNS, FOR ANY ACT OR OMISSION IN CONNECTION WITH, RELATING TO OR ARISING OUT OF THIS CHAPTER 11 CASE, THE SOLICITATION OF VOTES AND PURSUIT OF

CONFIRMATION OF THE PLAN, THE CONSUMMATION OF THE PLAN, THE ADMINISTRATION OF THE PLAN OR THE PROPERTY TO BE DISTRIBUTED UNDER THE PLAN, THE SOLICITATION AND ISSUANCE OF THE NEW ISSUED COMMON STOCK, AND IN ALL RESPECTS SHALL BE ENTITLED TO RELY REASONABLY UPON THE ADVICE OF COUNSEL WITH RESPECT TO ITS DUTIES AND RESPONSIBILITIES UNDER THE PLAN, PROVIDED HOWEVER, THAT NOTHING IN THIS SECTION SHALL BE DEEMED TO RELEASE ANY SUCH PERSON FROM LIABILITY FOR ACTS OR OMISSIONS THAT ARE THE RESULT OF ACTUAL FRAUD, GROSS NEGLIGENCE, WILLFUL MISCONDUCT, OR WILLFUL VIOLATION OF THE SECURITIES LAWS OR THE INTERNAL REVENUE CODE.

                  12.6. INDEMNIFICATION OBLIGATIONS. Subject to the occurrence of the Effective Date, the obligations of the Debtor, to indemnify, defend, reimburse, make advances to or limit the liability of directors or officers who were or are directors or officers of the Debtor prior to and after the Petition Date, in respect of any claims or causes of action, except for any claims or causes of action relating to acts or omissions that are the result of actual fraud, gross negligence, willful misconduct, or willful violation of the securities laws or the Internal Revenue Code, as provided in the Debtor's certificate of incorporation, by-laws, applicable state law or contract shall not be terminated and shall be in full force and effect in all respects. This section is in addition to, but in no way in derogation of, the exculpation provision set forth in section 12.5 above.

         SECTION 13. RETENTION OF JURISDICTION

         The Bankruptcy Court shall have exclusive jurisdiction of all matters arising out of, or related to, the Chapter 11 Case, the Plan and the Confirmation Order pursuant to, and for the purposes of, sections 105(a) and 1142 of the Bankruptcy Code and for, among other things, the following purposes:

                           (A) To hear and determine pending applications for
the assumption, assumption and assignment, or rejection of executory contracts or unexpired leases and the allowance of Claims resulting therefrom.

                           (B) To enforce all agreements, assumed, if any, and
to recover all property of the estate wherever located.

                           (C) To determine any and all adversary proceedings,
applications and contested matters, including, without limitation, under sections 544, 545, 548, 549, 550, 551, and 553 of the Bankruptcy Code.

                           (D) To ensure that distributions to holders of
Allowed Claims and Allowed Equity Interests are accomplished as provided herein.

                           (E) To hear and determine any timely objections to
Administrative Claims or to proofs of Claim, including, without limitation, any objections to the classification of any Claim, and to allow or disallow any Disputed Claim in whole or in part.

                           (F) To determine the validity, extent and priority of
all Liens, if any, against properties of the estates.

                           (G) To determine all assertions of an ownership
interest in, the value of, or title to, any property of the estates.

                           (H) To determine any tax liability of the estates in
connection with the Plan, actions taken, distributions or transfers made thereunder.

                           (I) To enter and implement such orders as may be
appropriate in the event the Confirmation Order is for any reason stayed, revoked, modified, or vacated.

                           (J) To issue such orders in aid of execution of the
Plan, to the extent authorized by section 1142 of the Bankruptcy Code.

                           (K) To consider any amendments to or modifications of
the Plan, or to cure any defect or omission, or reconcile any inconsistency, in any order of the Bankruptcy Court, including, without limitation, the Confirmation Order.

                           (L) To hear and determine all applications under
sections 330, 331, and 503(b) of the Bankruptcy Code for awards of compensation for services rendered and reimbursement of expenses incurred prior to the Confirmation Date.

                           (M) To hear and determine disputes arising in
connection with the interpretation, implementation, or enforcement of the Plan, the Confirmation Order, any transactions or payments contemplated hereby or any agreement, instrument or other document governing or relating to any of the foregoing.

                           (N) To hear and determine matters concerning state,
local, and federal taxes in accordance with sections 346, 505, and 1146 of the Bankruptcy Code.

                           (O) To hear and determine any other matter not
inconsistent with the Bankruptcy Code.

                           (P) To hear and determine all disputes involving the
existence, scope, and nature of the discharges granted under the Plan and the Confirmation Order.

                           (Q) To issue injunctions and effect any other actions
that may be necessary or desirable to restrain interference by any entity with the consummation or implementation of the Plan.

                           (R) To determine such other matters as may be
provided in the Confirmation Order.

                           (S) To enter a final decree closing the Chapter 11
Case.

         SECTION 14. MISCELLANEOUS PROVISIONS

                  14.1. PAYMENT OF STATUTORY FEES. All fees payable under
section 1930, chapter 123, title 28, United States Code, as determined by the Bankruptcy Court at the Confirmation Hearing, shall be paid on the Effective Date. Any such fees accrued after the Effective Date will be paid by the Reorganized Debtor in the ordinary course of business.

                  14.2. SECTION 1125(E) OF THE BANKRUPTCY CODE. As of the Confirmation Date, the Debtor shall be deemed to have solicited acceptances of the Plan in good faith and in compliance with the applicable provisions of the Bankruptcy Code. The Debtor (and each of their respective affiliates, agents, directors, officers, employees, investment bankers, financial advisors, attorneys and other professionals) have, and shall be deemed to have, participated in good faith and in compliance with the applicable provisions of the Bankruptcy Code in the offer and issuance of the securities under the Plan, and therefore are not, and on account of such offer, issuance and solicitation will not be, liable at any time for the violation of any applicable law, rule or regulation governing the solicitation of acceptances or rejections of the Plan or the offer and issuance of securities under the Plan.

                  14.3. INDENTURE TRUSTEE AS CLAIM HOLDER. Consistent with Bankruptcy Rule 3003(c), the Reorganized Debtor shall recognize a Proof of Claim filed by the Notes Indenture Trustee with respect to any Claim arising from the Notes. Accordingly, any Claim, proof of which is filed by the registered or beneficial holder of a Note, may be disallowed as duplicative of the Claim of the Notes Indenture Trustee, without any further action of the Bankruptcy Court.

                  14.4. EXEMPTION FROM CERTAIN TRANSFER TAXES. Pursuant to
section 1146(c) of the Bankruptcy Code, any transfers from the Debtor to any other person or entity pursuant to the Plan shall not be subject to any document recording tax, stamp tax, conveyance fee, intangibles or similar tax, mortgage tax, stamp act, real estate transfer tax, mortgage recording tax, or other similar tax or governmental assessment, and the Confirmation Order shall direct the appropriate state or local governmental officials or agents to forego the collection of any such tax or governmental assessment.

                  14.5. MODIFICATIONS AND AMENDMENTS. The exhibits to both the Plan and Disclosure Statement can be amended at any time prior to the Confirmation Date by the Debtor. In addition the Debtor may alter, amend, or modify the Plan under section 1127(a) of the Bankruptcy Code at any time prior to the Confirmation Date. After the Effective Date the Reorganized Debtor may, under section 1127(b) of the Bankruptcy Code, institute proceedings in the Bankruptcy Court to remedy any defect or omission or reconcile any inconsistencies in the Plan or the Confirmation Order, and to accomplish such matters as may be necessary to carry out the purposes and effects of the Plan so long as such proceedings do not materially adversely affect the treatment of holders of Claims under the Plan; PROVIDED, HOWEVER, that prior notice of such proceedings shall be served in accordance with the Bankruptcy Rules or order of the Bankruptcy Court.

                  14.6. COMPLIANCE WITH TAX REQUIREMENTS. In connection with the consummation of the Plan, the Reorganized Debtor shall comply with all withholding and reporting requirements imposed by any taxing authority, and all distributions hereunder shall be subject to such withholding and reporting requirements.

                  14.7. PRESERVATION OF TRANSFERRED CLAIMS. All causes of action which are currently held by the Debtor will be transferred to and prosecuted by the Reorganized Debtor at its sole and absolute discretion. The failure of the Debtor specifically to list any claim, right of action, suit, or proceeding herein or in the Plan does not, and will not be deemed to, constitute a waiver or release by the Debtor of such claim, right of action, suit, or proceeding, and Reorganized Debtor will retain the right to pursue additional claims, rights of action, suits, or proceedings.

                  14.8. SEVERABILITY OF PLAN PROVISIONS. Except as otherwise provided herein, in the event that, prior to the Effective Date, any term or provision of the Plan is held by the Bankruptcy Court to be invalid, void or unenforceable, then if requested by the Debtor or Reorganized Debtor the Bankruptcy Court shall have the power to alter and interpret such term or provision to make it valid or enforceable to the maximum extent practicable, consistent with the original purpose of the term or provision held to be invalid, void or unenforceable, and such term or provision shall then be applicable as altered or interpreted. Notwithstanding any such holding, alteration or interpretation, the remainder of the terms and provisions hereof shall remain in full force and effect and shall in no way be affected, impaired or invalidated by such holding, alteration or interpretation. The Confirmation Order shall constitute a judicial determination and shall provide that each term and provision hereof, as it may have been altered or interpreted in accordance with the foregoing, is valid and enforceable in accordance with its terms. Notwithstanding the foregoing or any other provision of the Plan, to the extent section 4 of the Plan or any part thereof is held by the Bankruptcy Court to be invalid, void or unenforceable, then the Plan shall be deemed null and void for all purposes.

                  14.9. FILING OR EXECUTION OF ADDITIONAL DOCUMENTS. On or before the Effective Date, the Debtor or the Reorganized Debtor will file with the Bankruptcy Court or execute, as appropriate, such agreements and other documents as may be necessary or appropriate to effectuate and further evidence the terms and conditions of this Plan.

                  14.10. NOTICES. All notices, requests, and demands to or upon the Debtor to be effective shall be in writing (including by facsimile transmission) and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when actually delivered or, in the case of notice by facsimile transmission, when received and telephonically confirmed, addressed as follows:

                           ABN Banknote Corporation
                           Patrick J. Gentile
                           Executive Vice President
                           and Chief Financial Officer
                           560 Sylvan Avenue
                           Englewood Cliffs, New Jersey 07632-3119
                           Tel:  (201) 568-4400
                           Fax:  (201) 568-4577

                           With a copy (which shall not constitute notice) to:

                           ANDREWS KURTH LLP
                           Paul Silverstein, Esq.
                           Richard Baumfield, Esq.
                           450 Lexington Avenue, 15th Floor
                           New York, NY 10017
                           Tel:  (212) 850-2800
                           Fax: (212) 850-2929

                                -and-

                           COOCH AND TAYLOR
                           Adam Singer, Esq.
                           824 Market Street Mall, 10th Floor
                           Wilmington, DE 19801
                           Tel: (302) 652-3641
                           Fax: (302) 652-5379

                  14.11. GOVERNING LAW. Except to the extent that the Bankruptcy Code or other federal law is applicable, or to the extent an exhibit hereto provides otherwise, the rights, duties and obligations arising under the Plan shall be governed by, and construed and enforced in accordance with, the laws of the State of Delaware without giving effect to the principles of conflict of laws thereof.

Dated: February 22, 2005
                                              Respectfully submitted,

                                              AMERICAN BANKNOTE
                                              CORPORATION


                                              By: /s/ Patrick J. Gentile
                                                 ------------------------
                                                  Patrick J. Gentile
                                                  Executive Vice President and
                                                  Chief Financial Officer

                                    EXHIBIT A
                                       TO
                     DEBTOR'S AMENDED PLAN OF REORGANIZATION
                     UNDER CHAPTER 11 OF THE BANKRUPTCY CODE

                                    ---------

                         AMENDED AND RESTATED BY-LAWS OF
                          AMERICAN BANKNOTE CORPORATION

                          AMENDED AND RESTATED BY-LAWS
                                       OF
                          AMERICAN BANKNOTE CORPORATION
                            (A Delaware Corporation)



                                   ARTICLE I
                                  STOCKHOLDERS

1.       CERTIFICATES REPRESENTING STOCK.

         (a) Every holder of stock in the Corporation shall be entitled to have a certificate signed (by original signature or by facsimile) by, or in the name of, the Corporation by the Chairman or Vice Chairman of the Board of Directors, if any, or by the President or a Vice-President and by the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary of the Corporation representing the number of shares owned by such person in the Corporation. If such certificate is countersigned by a transfer agent other than the Corporation or its employee or by a registrar other than the Corporation or its employee, any such signature on the certificate may also be a facsimile. In case any officer, transfer agent, or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent, or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if such person were such officer, transfer agent, or registrar at the date of issue.

         (b) Whenever the Corporation shall be authorized to issue more than one class of stock or more than one series of any class of stock, and whenever the Corporation shall issue any shares of its stock as partly paid stock, the certificates representing shares of any such class or series or of any such partly paid stock shall set forth thereon the statements prescribed by Chapter I of Title 8 of the Delaware Code (the "General Corporation Law"). Any restrictions on the transfer or registration of transfer of any shares of stock of any class or series shall be noted conspicuously on the certificate representing such shares.

         (c) The Corporation may issue a new certificate of stock in place of any certificate theretofore issued by it, which is alleged to have been lost, stolen, or destroyed, and the Board of Directors may require the owner of any lost, stolen, or destroyed certificate, or such person's legal representative, to give the Corporation a bond sufficient to indemnify the Corporation against any claim that may be made against it on account of the alleged loss, theft, or destruction of any such certificate or the issuance of any such new certificate.

2.       FRACTIONAL SHARE INTERESTS.

         The Corporation may, but shall not be required to, issue fractions of a share.

3.       STOCK TRANSFERS.

         Upon compliance with provisions restricting the transfer or registration of transfer of shares of stock, if any, transfers or registration of transfer of shares of stock of the Corporation shall be made only on the stock ledger of the Corporation by the registered holder thereof, or by such person's attorney thereunto authorized by power of attorney duly executed and filed with the Secretary of the Corporation or with a transfer agent or a registrar, if any, and on surrender of the certificate or certificates for such shares of stock properly endorsed and the payment of all taxes due thereon.

4.       RECORD DATE FOR STOCKHOLDERS.

         (a) In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall not be more than sixty nor less than ten days before the date of such meeting. If no record date has been fixed by the Board of Directors, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; PROVIDED, HOWEVER, that the Board of Directors may fix a new record date for the adjourned meeting.

         (b) In order that the Corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the stockholders entitled to exercise any rights in respect of any change, conversion, or exchange of stock, or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall be not more than sixty days prior to such action. If no record date has been fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

5.       MEANING OF CERTAIN TERMS.

         As used herein in respect of the right to notice of a meeting of stockholders or a waiver thereof or to participate or vote thereat or to consent or dissent in writing in lieu of a meeting, as the case may be, the term "share" or "shares" or "share of stock" or "shares of stock" or "stockholder" or "stockholders" refers to an outstanding share or shares of stock and to a holder or holders of record of outstanding shares of stock when the Corporation is authorized to issue only one class of shares of stock, and such reference is also intended to include any outstanding share or shares of stock and any holder or holders of record of outstanding shares of stock of any class upon which or upon whom the Corporation's Certificate of Incorporation confers such rights where there are two or more classes or series of shares of stock or upon which or upon whom the General Corporation Law confers such rights notwithstanding that the Corporation's Certificate of Incorporation may provide for more than one class or series of shares of stock, one or more of which are limited or denied such rights thereunder; provided , however, that no such right shall vest in the event of an increase or a decrease in the authorized number of shares of stock of any class or series which is otherwise denied voting rights under the provisions of the Corporation's Certificate of Incorporation, including any preferred stock which is denied voting rights under the provisions of the resolution or resolutions adopted by the Board of Directors with respect to the issuance thereof.

6.       STOCKHOLDER MEETINGS.

         (a) TIME. The annual meeting shall be held on the date and at the time fixed, from time to time, by the Board of Directors. A special meeting shall be held on the date and at the time fixed by the Board of Directors.

         (b) PLACE. Annual meetings and special meetings shall be held at such place, within or without the State of Delaware, as the Board of Directors may, from time to time, fix. Whenever the Board of Directors shall fail to fix such place, the meeting shall be held at the principal office of the Corporation.

         (c) CALL. Annual meetings may be called by the Board of Directors, by any officer instructed by the Board of Directors to call the meeting. Special meetings of the stockholders may be called by the Chairman of the Board of Directors whenever he shall deem it proper to do so, and on the request to him in writing by a majority of the Directors or by the holders of twenty percent (20%) of the total amount of the Corporation's issued and outstanding capital stock which is regularly entitled to vote.

         (d) NOTICE OR WAIVER OF NOTICE. Written notice of all meetings shall be given, stating the place, date, and hour of the meeting. The notice of an annual meeting shall state that the meeting is called for the election of Directors and for the transaction of other business which may properly come before the meeting, and shall (if any other action which could be taken at a special meeting is to be taken at such annual meeting), state such other action or actions as are known at the time of such notice. The notice of a special meeting shall in all instances state the purpose or purposes for which the meeting is called and no other business shall be transacted at such meeting. Except as otherwise provided by the General Corporation Law, a copy of the notice of any meeting shall be given, personally or by mail, not less than ten days nor more than sixty days before the date of the meeting, unless the lapse of the prescribed period of time shall have been waived, and directed to each stockholder at such person's address as it appears on the records of the Corporation. Notice by mail shall be deemed to be given when deposited, with postage thereon prepaid, in the United States mail. If a meeting is adjourned to another time, not more than thirty days hence, and/or to another place, and if an announcement of the adjourned time and place is made at the meeting, it shall not be necessary to give notice of the adjourned meeting unless the Board of Directors, after adjournment, fixes a new record date for the adjourned meeting. Notice need not be given to any stockholder who submits a written waiver of notice before or after the time stated therein. Attendance of a person at a meeting of stockholders shall constitute a waiver of notice of such meeting, except when the stockholder attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders need be specified in any written waiver of notice.

         (e) STOCKHOLDER LIST. There shall be prepared and made, at least ten days before every meeting of stockholders, a complete list of the stockholders, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting at the principal executive offices of the Corporation. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present. The stock ledger shall be the only evidence as to who are the stockholders entitled to examine the stock ledger, the list required by this section or the books of the Corporation, or to vote at any meeting of stockholders.

         (f) CONDUCT OF MEETING. Meetings of the stockholders shall be presided over by one of the following officers in the order of seniority and if present and acting: the Chairman of the Board, if any, the Vice-Chairman of the Board, if any, the President, a Vice President, a chairman for the meeting chosen by the Board of Directors or, if none of the foregoing is in office and present and acting, by a chairman to be chosen by the stockholders. The Secretary of the Corporation or, in such person's absence, an Assistant Secretary, shall act as secretary of every meeting, but if neither the Secretary nor an Assistant Secretary is present the chairman for the meeting shall appoint a secretary of the meeting.

         (g) PROXY REPRESENTATION. Every stockholder may authorize another person or persons to act for such stockholder by proxy in all matters in which a stockholder is entitled to participate, whether by waiving notice of any meeting, voting or participating at a meeting, or expressing consent or dissent without a meeting. Every proxy must be signed by the stockholder or by such person's attorney in-fact. No proxy shall be voted or acted upon after three years from its date unless such proxy provides for a longer period. A duly executed proxy shall be irrevocable if it states that it is irrevocable and, if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power. A proxy may be made irrevocable regardless of whether the interest with which it is coupled is an interest in the stock itself or an interest in the Corporation generally.

         (h) INSPECTORS AND JUDGES. The Board of Directors, in advance of any meeting, may, but need not, appoint one or more inspectors of election or judges of the vote, as the case may be, to act at the meeting or any adjournment thereof. If an inspector or inspectors or judge or judges are not appointed by the Board of Directors, the person presiding at the meeting may, but need not, appoint one or more inspectors or judges. In case any person who may be appointed as an inspector or judge fails to appear or act, the vacancy may be filled by appointment made by the person presiding thereat. Each inspector or judge, if any, before entering upon the discharge of such person's duties, shall take and sign an oath faithfully to execute the duties of inspector or judge at such meeting with strict impartiality and according to the best of his ability. The inspectors or judges, if any, shall determine the number of shares of stock outstanding and the voting power of each, the shares of stock represented at the meeting, the existence of a quorum, and the validity and effect of proxies; receive votes, ballots, or consents; hear and determine all challenges and questions arising in connection with the right to vote; count and tabulate all votes, ballots, or consents; determine the result; and do such other acts as are proper to conduct the election or vote with fairness to all stockholders. On request of the person presiding at the meeting, the inspector or inspectors or judge or judges, if any, shall make a report in writing of any challenge, question, or matter determined by such person or persons and execute a certificate of any fact so found.

         (i) QUORUM. Except as the General Corporation Law or these By-Laws may otherwise provide, the holders of a majority of the outstanding shares of stock entitled to vote shall constitute a quorum at a meeting of stockholders for the transaction of any business. The stockholders present may adjourn the meeting despite the absence of a quorum. When a quorum is once present to organize a meeting, it is not broken by the subsequent withdrawal of any shareholders.

         (j) VOTING. Each stockholder entitled to vote in accordance with the terms of the Certificate of Incorporation and of these By-Laws, or, with respect to the issuance of preferred stock, in accordance with the terms of a resolution or resolutions of the Board of Directors providing for the issuance thereof, shall be entitled to one vote (or, in the case of preferred stock, such number of votes as is specified in the applicable resolutions of the Board of Directors providing for the issuance thereof), in person or by proxy, for each share of stock entitled to vote held by such stockholder. In the election of Directors, a plurality of the votes present at the meeting and entitled to vote on the election shall be sufficient to elect the Directors. Any other action shall be authorized by the affirmative vote of a majority of the shares by written consent or present at the meeting and entitled to vote on the subject matter, as the case may be, except where the Certificate of Incorporation or the General Corporation Law prescribes a different percentage of votes and/or a different exercise of voting power.

         Voting by ballot shall not be required for corporate action except as otherwise provided by the General Corporation Law.

         (k) NOTICE OF STOCKHOLDER PROPOSAL. At an annual meeting of the stockholders, only such business shall be conducted as shall have been properly brought before the meeting. To be properly brought before an annual meeting business must be (a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors, (b) otherwise properly brought before the meeting by or at the direction of the Board of Directors, or (c) otherwise properly brought before the meeting by a stockholder. For business to be properly brought before an annual meeting by a stockholder, the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation. To be timely, a stockholder's notice must be personally delivered to or mailed (by United States mail, postage pre-paid) and received by the Secretary at the principal executive offices of the Corporation not later than the later of the following dates: (1) 60 days in advance of such meeting and (2) the close of business on the tenth day following the date public disclosure of the date of such meeting is first made. A stockholder's notice to the Secretary shall set forth as to each matter the stockholder proposes to bring before the annual meeting (a) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (b) the name and address, as they appear on the Corporation's books, of the stockholder proposing such business, (c) the class and number of shares of the Corporation which are beneficially owned by the stockholder, and (d) any material interest of the stockholder in such business. Notwithstanding anything in the By-Laws to the contrary, no business shall be conducted at any annual meeting except in accordance with the procedures set forth in this paragraph (k). The Chairman of the annual meeting shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting in accordance with the provisions of this paragraph (k), and if he should so determine, he shall so declare at the meeting and any such business not properly brought before the meeting shall not be transacted; provided, however, that any such determination by the Chairman shall be reasonable and made in good faith.

         (l) PROCEDURE FOR NOMINATIONS BY STOCKHOLDERS. Nominations of candidates for election as directors at any meeting of stockholders called for the election of directors (an "Election Meeting") may be made by the Board of Directors or by any stockholder entitled to vote at such Election Meeting only in accordance with the procedures established by this paragraph (1). Any stockholder entitled to vote for the election of a director at an Election Meeting may nominate one or more persons for such election only if written notice of such stockholder's intent to make such nomination is given, either by personal delivery or by United States mail postage pre-paid, to the Secretary of the Corporation. Such notice must be received by the Secretary at the principal executive offices of the Corporation not later than the later of the following dates: (1) with respect to an annual meeting of stockholders, 60 days in advance of such meeting and (2) the close of business on the tenth day following the date public disclosure of the date of such meeting is first made. The written notice shall set forth (a) as to each person whom the stockholder proposes to nominate for election as director (i) the name, age, business address, and residence address of each nominee proposed in such notice, (ii) the principal occupation or employment of each such nominee, (iii) the number of shares of capital stock of the Corporation which are beneficially owned by each such nominee, and (iv) such other information concerning each such nominee as would be required under the rules of the United States Securities and Exchange Commission to be set forth in a proxy statement soliciting proxies for the election of such nominee as a director (including, without limitation, a signed consent of each such nominee to serve as a director of the Corporation, if elected) and (b) as to the stockholder giving the notice (i) the name and address, as they appear on the Corporation's books, of such stockholder and (ii) the number of shares of capital stock of the Corporation which are beneficially owned by such stockholder. At the request of the Board of Directors, any person nominated by the Board of Directors for election as a Director shall furnish to the Secretary of the Corporation that information required to be set forth in a stockholders' notice of nomination which pertains to the nominee. No person shall be eligible for election as a Director of the Corporation unless nominated in accordance with the procedures set forth in this paragraph (1). The Chairman of the meeting shall, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the procedures prescribed by the By-Laws, and if he should so determine, he shall so declare to the meeting and the defective nomination shall be disregarded; provided, however, that any such determination by the Chairman shall be reasonable and made in good faith.

         (m) CONSENT OF STOCKHOLDERS IN LIEU OF MEETING. Unless otherwise provided in the Certificate of Incorporation, any action required or permitted to be taken at any Annual or Special Meeting of Stockholders of the Corporation may be taken without a meeting, without prior notice, and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted and shall be delivered to the Corporation by delivery to the principal executive offices of the Corporation or with an officer or agent of the corporation having custody of the book in which proceedings of meetings of stockholders are recorded. Delivery made to the Corporation's principal executive office shall be by hand or by certified or registered mail, return receipt requested. Every written consent shall bear the date of signature of each stockholder who signs the consent and no written consent shall be effective to take the corporate action referred to therein unless, within sixty days of the earliest dated consent delivered in the manner required by this Section (m) to the Corporation, written consents signed by a sufficient number of holders to take action are delivered to the Corporation by delivery to its principal executive offices or to an officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing and who, if the action had been taken at a meeting, would have been entitled to notice of the meeting if the record date for such meeting had been the date that written consents signed by a sufficient number of holders to take the action were delivered to the Corporation as provided above in this section.


                                   ARTICLE II
                                    DIRECTORS

1.       FUNCTIONS AND DEFINITION.

         The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors of the Corporation. The use of the phrase "whole Board" herein refers to the total number of Directors which the Corporation would have if there were no vacancies.

2.       QUALIFICATIONS AND NUMBER.

         A Director need not be a stockholder, a citizen of the United States, or a resident of the State of Delaware. The number of Directors of the Corporation shall not be less than three (3) nor more than thirteen. The first Board of Directors shall consist of six (6) members.

3.       ELECTION AND TERM.

         The first Board of Directors shall consist of the following members:
Steven G. Singer, Sidney Levy, Raymond L. Steele, Steven A. Van Dyke, Lloyd I. Miller, and James Dondero shall hold office until the first annual meeting of stockholders and until their successors have been elected and qualified or until their earlier resignation or removal. Any Director may resign at any time upon written notice to the Corporation. Thereafter, Directors who are elected at an annual meeting of stockholders, and Directors who are elected in the interim to fill vacancies and newly created Directorships, shall hold office until the next annual meeting of stockholders and until their successors have been elected and qualified or until their earlier resignation or removal. In the interim between annual meetings of stockholders or of special meetings of stockholders called for the election of Directors and/or for the removal of one or more Directors and for the filling of any vacancies in the Board of Directors, including vacancies resulting from the removal of Directors for cause or without cause, any vacancy in the Board of Directors may be filled by the vote of a majority of the remaining Directors then in office, although less than a quorum, or by the sole remaining Director.

4.       MEETINGS.

         (a) TIME. Regular meetings shall be held at such time as the Board shall fix. Special meetings may be called upon notice.

         (b) FIRST MEETING. Other than the first Board, the first meeting of each newly elected Board may be held immediately after each annual meeting of the stockholders at the same place at which the meeting is held, and no notice of such meeting shall be necessary to call the meeting, provided a quorum shall be present. In the event such first meeting is not so held immediately after the annual meeting of the stockholders, it may be held at such time and place as shall be specified in the notice given as provided for special meetings of the Board of Directors, or at such time and place as shall be fixed by the consent in writing of all of the Directors.

         (c) PLACE. Meetings, both regular and special, shall be held at such place within or without the State of Delaware as shall be fixed by the Board.

         (d) CALL. No call shall be required for regular meetings for which the time and place have been fixed. Special meetings may be called by or at the direction of the Chairman of the Board, the President, or of a majority of the Directors.

         (e) NOTICE OR ACTUAL OR CONSTRUCTIVE WAIVER. No notice shall be required for regular meetings for which the time and place have been fixed. Written, oral, or any other mode of notice of the time and place shall be given for special meetings at least three days prior to the meeting; notice may be given by telephone or telefax (in which case it is effective when given) or by mail (in which case it is effective seventy-two hours after mailing by prepaid first class mail). The notice of any meeting need not specify the purpose of the meeting. Any requirement of furnishing a notice shall be waived by any Director who signs a written waiver of such notice before or after the time stated therein. Attendance of a Director at a meeting of the Board shall constitute a waiver of notice of such meeting, except when the Director attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.

         (f) QUORUM AND ACTION. A majority of the whole Board shall constitute a quorum except when a vacancy or vacancies prevents such majority, whereupon a majority of the Directors in office shall constitute a quorum, provided that such majority shall constitute at least one-third (1/3) of the whole Board. Any Director may participate in a meeting of the Board by means of a conference telephone or similar communications equipment by means of which all Directors participating in the meeting can hear each other, and such participation in a meeting of the Board shall constitute presence in person at such meeting. A majority of the Directors present, whether or not a quorum is present, may adjourn a meeting to another time and place. Except as herein otherwise provided, and except as otherwise provided by the General Corporation Law, the act of the Board shall be the act by vote of a majority of the Directors present at a meeting, a quorum being present. The quorum and voting provisions herein stated shall not be construed as conflicting with any provisions of the General Corporation Law and these By-Laws which govern a meeting of Directors held to fill vacancies and newly created Directorships in the Board.

         (g) CHAIRMAN OF THE MEETING. The Chairman of the Board, if any and if present and acting, shall preside at all meetings. Otherwise, the Vice-Chairman of the Board, if any and if present and acting, or the President, if present and acting, or any other Director chosen by the Board, shall preside.

5.       REMOVAL OF DIRECTORS.

         Any or all of the Directors may be removed for cause or without cause by the stockholders.

6.       COMMITTEES.

         The Board of Directors may, by resolution passed by a majority of the whole Board, designate one or more committees, each committee to consist of one or more of the Directors of the Corporation. The Board may designate one or more Directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. Any such committee, to the extent provided in the resolution of the Board, shall have and may exercise the powers of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it, except that committees shall have no authority to fill vacancies on the Board.

7.       EXECUTIVE COMMITTEE.

         (a) Appointment. The Directors at their meeting held immediately after the annual meeting of stockholders shall appoint the Chairman of the Board, the President, and such other members of their body as they shall determine in their sole discretion as an Executive Committee. During the intervals between the meetings of the Board of Directors, the Executive Committee shall possess and may exercise (subject to any regulations which the Directors may from time to time make) all the powers of the Board of Directors in the management and direction of the operations of the Corporation (except the filling of vacancies on the Board of Directors or any committee thereof and only such acts as must by law be performed by the Directors themselves) in such manner as the Executive Committee may deem best for the interests of the Corporation and its stockholders in all cases in which specific directions shall not have been given by the Board of Directors. All action by the Executive Committee shall be reported to and shall be subject to review by the Board of Directors.

         (b) Chairman. The Board of Directors shall designate one of the members of the Executive Committee to be its Chairman. The Chairman of the Executive Committee shall preside at all meetings of the Executive Committee. The Chairman of the Executive Committee shall perform such other duties as may be designated by the Board of Directors.

         (c) Meetings. The Executive Committee shall meet either telephonically or at the office of the Corporation at such times as they shall by resolution appoint, and may meet at any other time or place on the call of the Chairman.

         (d) Notice of Meeting. Notice of meetings of the Executive Committee shall be given to each member by the Chairman at least five days before the meeting.

         (e) Waiver of Notice. If any meeting of the Executive Committee at which all of the members are present, though held without notice, any and all business may be transacted in the same manner as if due notice had been given.

         (f) Quorum. A majority of the members of the Executive Committee shall constitute a quorum. The act of the Executive Committee shall be the act by vote of a majority of the members present at a meeting, a quorum being present.

         (g) Rules. The Executive Committee may from time to time adopt rules for its procedures not in conflict with the Certificate of Incorporation, By-Laws of the Corporation, or the actions taken by the Board of Directors.

         (h) Vacancies. The Board of Directors shall have the power at any time to fill vacancies in, change the membership of, or to dissolve the Executive Committee.

8.       ACTION IN WRITING.

         Any action required or permitted to be taken at any meeting of the Board of Directors or any committee thereof may be taken without a meeting if all members of the Board or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board or committee.


                                  ARTICLE III
                                    OFFICERS

1.       EXECUTIVE OFFICERS.

         The Board of Directors may elect or appoint a Chairman of the Board of Directors, a President, one or more Vice Presidents (which may be denominated with additional descriptive titles), a Secretary, one or more Assistant Secretaries, a Treasurer, one or more Assistant Treasurers and such other officers as it may determine. Any number of offices may be held by the same person.

2.       TERM OF OFFICE: REMOVAL.

         Unless otherwise provided in the resolution of election or appointment, each officer shall hold office until the meeting of the Board of Directors following the next annual meeting of stockholders and until such officer's successor has been elected and qualified or until the earlier resignation or removal of such officer. The Board of Directors may at any time remove any officer for cause or without cause.

3.       AUTHORITY AND DUTIES.

         All officers, as between themselves and the Corporation, shall have such authority and perform such duties in the management of the Corporation as may be provided in these By-Laws, or, to the extent not so provided, by the Board of Directors.

4.       THE CHAIRMAN OF THE BOARD OF DIRECTORS.

         The Chairman of the Board of Directors, if present and acting, shall preside at all meetings of the Board of Directors, otherwise, the President, if present, shall preside, or if the President does not so preside, any other Director chosen by the Board shall preside. The Chairman of the Board of Directors shall be the chief executive officer of the Corporation.

5.       THE PRESIDENT.

         The President shall be the chief operating officer of the Corporation.

6.       VICE PRESIDENTS.

         Any Vice President that may have been appointed, in the absence or disability of the President, shall perform the duties and exercise the powers of the President, in the order of their seniority, and shall perform such other duties as the Board of Directors shall prescribe.

7.       THE SECRETARY.

         The Secretary shall keep in safe custody the seal of the Corporation and affix it to any instrument when authorized by the Board of Directors, and shall perform such other duties as may be prescribed by the Board of Directors. The Secretary (or in such officer's absence, an Assistant Secretary, but if neither is present another person selected by the Chairman for the meeting) shall have the duty to record the proceedings of the meetings of the stockholders and Directors in a book to be kept for that purpose.

8.       THE TREASURER.

         The Treasurer shall have the care and custody of the corporate funds, and other valuable effects, including securities, and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors. The Treasurer shall disburse the funds of the Corporation as may be ordered by the Board, taking proper vouchers for such disbursements, and shall render to the President and Directors, at the regular meetings of the Board, or whenever they may require it, an account of all transactions as Treasurer and of the financial condition of the Corporation. If required by the Board of Directors, the Treasurer shall give the Corporation a bond for such term, in such sum and with such surety or sureties as shall be satisfactory to the Board for the faithful performance of the duties of such office and for the restoration to the Corporation, in case of such person's death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in such person's possession or under such person's control belonging to the Corporation.


                                   ARTICLE IV
                       CORPORATE SEAL AND CORPORATE BOOKS

         The corporate seal shall be in such form as the Board of Directors shall prescribe. The books of the Corporation may be kept within or without the State of Delaware, at such place or places as the Board of Directors may, from time to time, determine.


                                   ARTICLE V
                                   FISCAL YEAR

         The fiscal year of the Corporation shall be fixed, and shall be subject to change, by the Board of Directors. Initially, the fiscal year shall be the year ended December 31.


                                   ARTICLE VI
                                    INDEMNITY

         (a) Any person who was or is a party or threatened to be made a party to any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative (other than an action by or in the right of the Corporation) by reason of the fact that he or she is or was a Director or officer of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise (including employee benefit plans) (hereinafter, an "indemnitee"), shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the General Corporation Law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification than permitted prior thereto), against expenses (including attorneys' fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred by such indemnitee in connection with such action, suit, or proceeding, if the indemnitee acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe such conduct was unlawful. The termination of the proceeding, whether by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the Corporation and, with respect to any criminal action or proceeding, had reasonable cause to believe such conduct was unlawful.

         (b) Any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he or she is or was a Director or officer of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee, or agent of another Corporation, partnership, joint venture, trust, or other enterprise (including employee benefit plans) shall be, indemnified and held harmless by the Corporation to the fullest extent authorized by the General

Corporation Law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification than permitted prior thereto), against expenses (including attorneys' fees) actually and reasonably incurred by him or her in connection with the defense or settlement of such action or suit if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Court in which such suit or action was brought, shall determine, upon application, that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper.

         (c) All reasonable expenses incurred by or on behalf of the indemnitee in connection with any suit, action, or proceeding, shall be advanced to the indemnitee by the Corporation to the extent permitted under the General Corporation Law.

         (d) The rights to indemnification and to advancement of expenses conferred in this article shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, the Certificate of Incorporation, a By-Law of the Corporation, agreement, vote of stockholders or disinterested Directors, or otherwise.

         (e) The indemnification and advancement of expenses provided by this article shall continue as to a person who has ceased to be a Director or officer or who has ceased to serve at the request of the Corporation as a director, officer, employee, or agent of another Corporation, partnership, joint venture, trust, or other enterprise (including employee benefit plans) and shall inure to the benefit of the heirs, executors, and administrators of such person.

         (f) The provisions of this Article VI shall not be deemed to preclude the indemnification of any person who is not specified in paragraphs (a) or (b) of this Article VI but whom the Corporation has the power or obligation to indemnify under the provisions of the General Corporation Law or otherwise.


                                   ARTICLE VII
                                   AMENDMENTS

         The By-Laws may be amended, added to, rescinded, or repealed at any meeting of the Board of Directors or of the stockholders, provided that notice of the proposed change was given in the notice of the meeting; provided, however, that only stockholders of the Company may amend or repeal any By-Laws adopted by such stockholders.

                                    EXHIBIT B
                                       TO
                     DEBTOR'S AMENDED PLAN OF REORGANIZATION
                     UNDER CHAPTER 11 OF THE BANKRUPTCY CODE

                                    ---------

              AMENDED AND RESTATED CERTIFICATE OF INCORPORATION OF
                   REORGANIZED AMERICAN BANKNOTE CORPORATION

                              AMENDED AND RESTATED

                          CERTIFICATE OF INCORPORATION

                                       OF

                          AMERICAN BANKNOTE CORPORATION

         1. The name of the corporation is American Banknote Corporation.

         2. The original Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on June 29, 1993.

         3. The original Certificate of Incorporation was amended on June 6, 1995 to change the name of the Corporation from United States Banknote Corporation to American Banknote Corporation, effective as of July 1, 1995.

         4. The original Certificate of Incorporation was amended and restated on September 22, 2002, in connection with the Corporation's plan of reorganization dated December 8, 1999, as amended on September 12, 2000, August 17, 2000, September 12, 2000, November 3, 2000, May 24, 2002, and July 17, 2002
(the "First Reorganization Plan"), and was duly adopted in accordance with the provisions of sections 242, 245, and 303 of the General Corporation Law of the State of Delaware ("Delaware Corporation Law"). The United States Bankruptcy Court for the Southern District of New York confirmed the Reorganization Plan by an order entered August 22, 2002.

         5. This Restated Certificate of Incorporation, which amends and restates the Certificate of Incorporation, as amended, is being filed in connection with the Corporation's reorganization plan, dated January 18, 2005 (as such plan may be amended, supplemented, or modified from time to time, the "Second Reorganization Plan"), and was duly adopted in accordance with the provisions of sections 242, 245, and 303 of the Delaware Corporation Law. The United States Bankruptcy Court for the District of Delaware confirmed the Second Reorganization Plan by an order entered ________, 2005.

         6. The Restated Certificate of Incorporation of the corporation is hereby amended and restated so as to read in its entirety as follows:

         FIRST : The name of the corporation is American Banknote Corporation (hereinafter, the "Corporation").

         SECOND : The address, including street, number, city, and county, of the registered office of the Corporation in the State of Delaware is The Corporation Trust Company, 1209 Orange Street, Wilmington, Delaware 19801, County of New Castle, and the name of the registered agent of the Corporation in the State of Delaware at such address is The Corporation Trust Company.

         THIRD : The nature of the business and of the purposes to be conducted and promoted by the Corporation are to conduct any lawful business, to promote any lawful purpose, and to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

         FOURTH : The Corporation shall have the authority to issue 35,000,000 shares of common stock ("Common Stock"), each of such shares of Common Stock with a par value of one cent ($0.001).

         FIFTH : The holders of shares of Common Stock shall be entitled to one
(1) vote per share on all issues submitted to stockholders entitled to vote thereon. The Corporation shall not issue any nonvoting equity securities to the extent prohibited by section 1123 of title 11 of the United States Code (the "Bankruptcy Code") as in effect on the effective date of the Second Reorganization Plan; PROVIDED, HOWEVER, that this Article FIFTH will have no further force and effect beyond that required under section 1123 of the Bankruptcy Code, will have such force and effect, if any, only for so long as such section of the Bankruptcy Code is in effect and applicable to the Corporation, and in all events may be amended or eliminated in accordance with such applicable law as from time to time may be in effect.

         SIXTH : Whenever a compromise or arrangement is proposed between this Corporation and its creditors or any class of them and/or between this Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this Corporation or any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this Corporation under the provisions of Section 291 of the Delaware Corporation Law or on the application of trustees in dissolution or of any receiver or receivers appointed for this Corporation under the provisions of Section 279 of the Delaware Corporation Law, order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders, of this Corporation, as the case may be, to be summoned in such manner as such court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this Corporation as a consequence of such compromise or arrangement, such compromise or arrangement and such reorganization shall, if sanctioned by the court to which such application has been made, be binding on all the creditors or class of creditors and/or on all the stockholders or class of stockholders, of this Corporation, as the case may be, and also upon this Corporation.

         SEVENTH : The number of directors of the Corporation shall be fixed from time to time exclusively by the Board of Directors in accordance with the By-Laws of the Corporation.

         EIGHTH : In furtherance and not in limitation of powers conferred by law, subject to any limitations contained elsewhere in this Restated Certificate of Incorporation, By-laws of the Corporation may be adopted, amended, or repealed by a majority of the Board of Directors of the Corporation, but any By-laws adopted by the Board of Directors may also be amended or repealed by the stockholders entitled to vote thereon.

         NINTH : To the fullest extent that the Delaware Corporation Law, as it exists on the date hereof or as it may hereafter be amended, permits the limitation or elimination of the liability of directors, no director of this Corporation shall be personally liable to this Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director. Notwithstanding the foregoing, a director shall be liable to the extent provided by applicable law (a) for any breach of the directors' duty of loyalty to the Corporation or its stockholders, (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (c) under Section 174 of the Delaware Corporation Law, or (d) for any transaction from which the director derived any improper personal benefit. Neither the amendment or repeal of this Article, nor the adoption of any provision of this Certificate of Incorporation inconsistent with this Article, shall adversely affect any right or protection of a director of the Corporation existing at the time of such amendment or repeal.

         TENTH : The Corporation shall, to the fullest extent permitted by
Section 145 of the Delaware Corporation Law, as the same may be amended and supplemented, or by any successor thereto, indemnify any officer or director of the Corporation from and against any and all of the expenses, liabilities, or other matters referred to in or covered by such section. The Corporation shall advance expenses to any officer or directors of the Corporation to the fullest extent permitted by said section. Such right to indemnification and advancement of expenses shall continue as to a person who has ceased to be an officer or director and shall inure to the benefit of the heirs, executors, and administrators of such a person. The indemnification and advancement of expenses provided for herein shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any By-Law, agreement, vote of stockholders or disinterested directors, or otherwise.

         ELEVENTH : The Corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was or has agreed to become a director, officer, employee, or agent of the Corporation against any liability asserted against him or her and incurred by him or her or on his or her behalf in such capacity, or arising out of his or her status as such, whether or not the Corporation would have the power to indemnify him or her against such liability.

         TWELFTH : In addition to the powers and authority hereinbefore or by statute expressly conferred upon them, the directors are hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation, subject, nevertheless, to the provisions of the Delaware Corporation Law, this Certificate of Incorporation and any By-Laws adopted by the stockholders, provided, however, that no By-Laws hereafter adopted by the stockholders shall invalidate any prior act of the directors which would have been valid if such By-Laws had not been adopted.

         THIRTEENTH : Meetings of stockholders may be held within or without the State of Delaware as the By-Laws may provide. The books of the Corporation may be kept (subject to any provision contained in the Delaware Corporation Law) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the By-Laws of the Corporation.

         FOURTEENTH : The Corporation reserves the right to amend, alter, change, or repeal any provision contained in this Certificate of Incorporation, and any other provisions authorized by the laws of the State of Delaware at the time in force may be added or inserted in the manner now or hereafter provided herein or by statute, and all rights, preferences and privileges of whatsoever nature conferred upon stockholders, directors, or any other persons whomsoever by and pursuant to this Certificate of Incorporation in its present form or as amended are granted subject to the rights reserved in this Article FOURTEENTH.

         IN WITNESS WHEREOF, American Banknote Corporation has caused this Amended and Restated Certificate of Incorporation to be signed by Patrick J. Gentile, its Executive Vice President and Chief Financial Officer, this __th day of _______, 2005.



                                        AMERICAN BANKNOTE CORPORATION


                                              /s/ Patrick J. Gentile
                                              --------------------------
                                        Name: Patrick J. Gentile
                                        Title:Executive Vice President &
                                              Chief Financial Officer

                                    EXHIBIT C
                                       TO
                     DEBTOR'S AMENDED PLAN OF REORGANIZATION
                     UNDER CHAPTER 11 OF THE BANKRUPTCY CODE
                                    ---------

                              STOCK INCENTIVE PLAN

                          AMERICAN BANKNOTE CORPORATION

                              STOCK INCENTIVE PLAN

                  Section 1. PURPOSE. The purpose of the American Banknote Corporation Stock Incentive Plan (as amended from time to time, the "Plan") is to promote the interests of American Banknote Corporation, a Delaware corporation (the "Company"), and any Subsidiary thereof and the interests of the Company's stockholders by providing an opportunity to selected employees, directors and officers of, and consultants to, the Company or any Subsidiary thereof as of the date of the adoption of the Plan or at any time thereafter to purchase Common Stock of the Company. By encouraging such stock ownership the Company seeks to attract, retain and motivate such employees, directors and officers and other persons and to encourage such employees, directors and officers and other persons to devote their best efforts to the business and financial success of the Company. It is intended that this purpose will be effected by the granting of "non-qualified stock options" and/or "incentive stock options" to acquire the Common Stock of the Company or "restricted shares" or other awards based on the Company's Common Stock. Under the Plan, the Committee (as hereinafter defined) shall have the authority (in its sole discretion) to grant "incentive stock options" within the meaning of Section 422(b) of the Code and "non-qualified stock options" as described in Treasury Regulation Section 1.83-7 or any successor regulation thereto or restricted shares of the Company's Common Stock, or other awards based on the Company's Common Stock.

                  Section 2. DEFINITIONS. For purposes of the Plan, the following terms used herein shall have the following meanings, unless a different meaning is clearly required by the context:

                  2.1. "AWARD" shall mean any of the following: (i) ISO, (ii) Non-Qualified Stock Option, (iii) Restricted Share, and (iv) any other stock-based awards.

                  2.2. "BANKRUPTCY PLAN VALUE" shall equal $85,483,125.00 and the "BANKRUPTCY PLAN VALUE PER SHARE" shall equal $8.55, as adjusted in good faith by the Committee for stock splits, stock dividends, and similar recapitalization events.

                  2.3. "BOARD OF DIRECTORS" shall mean the Board of Directors of the Company.

                  2.4. "CODE" shall mean the Internal Revenue Code of 1986, as amended.

                  2.5. "COMMITTEE" shall mean the committee of the Board of Directors referred to in Section 5 hereof, provided, that if no such committee is appointed by the Board of Directors, the Board of Directors shall have all of the authority and obligations of the Committee under the Plan.

                  2.6. "COMMON STOCK" shall mean the Company's Common Stock $0.01 par value, of the Company.

                  2.7. "COMPANY" has the meaning set forth in Section 1.

                  2.8. "EMPLOYEE" shall mean with respect to an ISO, any person, including without limitation, an officer of the Company, who, at the time an ISO is granted to such person hereunder, is employed by the Company or any Subsidiary of the Company, and (ii) with respect to a Non-Qualified Option, Restricted Shares or any other Award hereunder other than an ISO, any person employed by, or performing services for, the Company or any Subsidiary of the Company, including, without limitation, consultants, officers and directors.

                  2.9. "FAIR MARKET VALUE" of a share of Common Stock as of any day shall be determined in accordance with the following provisions:

     (i) If the Common Stock is at the time traded on the New York Stock Exchange, then the Fair Market Value shall be the closing selling price per share of Common Stock on the date in question, as the price is reported by the National Association of Securities Dealers on the New York Stock Exchange. If there is no closing selling price for the Common Stock on the date in question, then the Fair Market Value shall be the closing selling price on the last preceding date for which such quotation exists.

     (ii) If the Common Stock is at the time traded on any other stock exchange or the Nasdaq Stock Market, then the Fair Market Value shall be the closing selling price per share of Common Stock on the date in question on the exchange or market determined by the Committee to be the primary market for the Common Stock, as such price is officially quoted in the composite tape of transactions thereon. If there is no closing selling price for the Common Stock on the date in question, then the Fair Market Value shall be the closing selling price on the last preceding date for which such quotation exists.

     (iii) If the Common Stock is at the time neither listed on any stock exchange nor traded on the Nasdaq Stock Market, then the Fair Market Value shall be determined by the Committee after taking into account such factors as the Committee shall deem appropriate.

                  2.10. "ISO" shall mean an Option granted to a Participant pursuant to the Plan that constitutes and shall be treated as an "incentive stock option" as defined in Section 422(b) of the Code.

                  2.11. "NON QUALIFIED OPTION" shall mean an Option granted to a Participant pursuant to the Plan that is intended to be, and qualifies as, a "non qualified stock option" as described in Treasury Regulation Section 1.83-7 or any successor regulation thereto and that shall not constitute or be treated as an ISO.

                  2.12. "OPTION" shall mean any ISO or Non-Qualified Option granted to an Employee pursuant to the Plan.

                  2.13. "OPTION SHARES" shall mean shares of Common Stock issued or issuable upon exercise of an Option.

                  2.14. "PARTICIPANT" shall mean any Employee to whom an Award is granted under the Plan.

                  2.15. "PLAN" has the meaning set forth in Section 1.

                  2.16. "RESTRICTED SHARES" means shares of Common Stock issued to a Participant under the Plan in accordance with Section 7 of the Plan.

                  2.17. SUBSIDIARY" of the Company shall have the meaning of "subsidiary corporation" set forth in Section 424(f) of the Code.

                  Section 3. ELIGIBILITY. Awards may be granted to any Employee. The Committee shall have the sole authority to select the persons to whom Awards are to be granted hereunder, and to determine whether a person is to be granted a Non-Qualified Option, an ISO, Restricted Shares, other stock-based Award, or any combination thereof. No person shall have any right to participate in the Plan. Any person selected by the Committee for participation during any one period will not by virtue of such participation have the right to be selected as a Participant for any other period.

                  Section 4. COMMON STOCK SUBJECT TO THE PLAN.

                  4.1. NUMBER OF SHARES. The total number of shares of Common Stock authorized for Awards under the Plan shall be 700,000 shares of Common Stock (subject to adjustment as provided in Section 9 hereof); provided, however, that in no event shall Awards hereunder to non-employee directors of the Company exceed 28.6% of such total number of shares of Common Stock authorized for Awards under the Plan, and in no event shall Awards hereunder to other Participants who are not non-employee directors of the Company exceed 71.4% of such total number of shares of Common Stock authorized for Awards under the Plan.

                  4.2. REISSUANCE. The shares of Common Stock that may be subject to Awards granted under the Plan may be either authorized and unissued shares or shares reacquired at any time and now or hereafter held as treasury stock, as the Committee may determine. In the event that any outstanding Option expires or is terminated or forfeited for any reason, the shares of Common Stock allocable to the unexercised, terminated, or forfeited portion of such Option may again be available for Awards under the Plan. If any Restricted Shares are forfeited following their award under this Plan, such shares may again be available for Awards under the Plan. If any Option Shares shall have been repurchased by the Company, then such shares may again be available for Awards under the Plan. In the event that shares of Common Stock are delivered to the Company in full or partial payment of the exercise price for an Option, the number of shares of Common Stock available for future grants pursuant to this Plan shall be reduced only by the net number of shares of Common Stock issued upon the exercise of the Option.

                  4.3. SPECIAL ISO LIMITATIONS.

                  (a) The aggregate Fair Market Value (determined as of the date an ISO is granted) of the shares of Common Stock with respect to which ISOs are exercisable for the first time by an Employee during any calendar year (under all incentive stock option plans of the Company or any Subsidiary of the Company) shall not exceed $100,000.00. To the extent such limitations is exceeded, such Option shall be considered a Non Qualified Option for purposes of this Plan.

                  (b) No ISO shall be granted to an Employee who, at the time the ISO is granted, owns (actually or constructively under the provisions of Section 424(d) of the Code) stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any Subsidiary of the Company, unless (i) the option price is at least 110% of the Fair Market Value (determined as of the time the ISO is granted) of the shares of Common Stock subject to the ISO and (ii) the ISO by its terms is not exercisable more than five years from the date it is granted.

                  4.4. LIMITATIONS NOT APPLICABLE TO NON-QUALIFIED OPTIONS. Notwithstanding any other provision of the Plan, the provisions of Sections 4.3(a) (other than the second sentence thereof) and 4.3(b) shall not apply, nor shall be construed to apply, to any Non-Qualified Option granted under the Plan.

                  Section 5. ADMINISTRATION OF THE PLAN

                  5.1. ADMINISTRATION. Subject to the proviso in Section 2.5 hereof, the Plan shall be administered by a committee of the Board of Directors (the "Committee") established by the Board of Directors. The Committee shall be appointed from time to time by, and shall serve at the pleasure of, the Board of Directors. To the extent deemed necessary or appropriate by the Board of Directors or the Committee, the Committee may be limited to specified members for purposes of complying with applicable provisions of the Code, securities laws, or the rules of any exchange on which the Common Stock is traded. To the extent permitted by applicable law, the Board may delegate to one or more executive officers of the Company the power to make Awards and exercise such other powers under the Plan as the Board may determine, provided that the Board shall fix the maximum number of shares subject to Awards and the maximum number of shares for any one Participant to be made by any such executive officer.

                  5.2. GRANT OF AWARDS. The Committee shall have the sole authority and discretion under the Plan (i) to select the Employees who are to be granted Awards hereunder; (ii) to designate whether any Option to be granted hereunder is to be an ISO or a Non-Qualified Option; (iii) to establish the number of shares of Common Stock that may be subject to each Award; (iv) to determine the time and the conditions subject to which Options may be exercised in whole or in part; (v) to determine the amount (not less than the Bankruptcy Plan Value Per Share) and the form of the consideration that may be used to purchase Option Shares (including, without limitation, the circumstances under which issued and outstanding shares of Common Stock owned by a Participant may be used by the Participant to exercise an Option); (vi) to impose restrictions and/or conditions with respect to Restricted Shares or Option Shares; (vii) to determine the circumstances under which Restricted Shares or Option Shares may be subject to repurchase by the Company; (viii) to determine the circumstances and conditions subject to which Restricted Shares or Option Shares may be sold or otherwise transferred, including, without limitation, the circumstances and conditions subject to which a proposed sale of Restricted Shares or Option Shares may be subject to the Company's right of first refusal (as well as the terms and conditions of any such right of first refusal); (ix) to establish a forfeiture period for any Restricted Shares or vesting provision for any Option relating to the time when (or the circumstances under which) the Option may be exercised by a Participant, including, without limitation, vesting provisions or lapse of forfeiture periods that may be contingent upon (A) the Company's meeting specified financial goals, (B) a change of control of the Company or (C) the occurrence of other specified events; (x) to accelerate the time when outstanding Options may be exercised or advance the lapse of any forfeiture period relating to Restricted Shares; and (xi) to establish any other terms, restrictions and/or conditions applicable to any Restricted Share or Option not inconsistent with the provisions of the Plan.

                  5.3. INTERPRETATION. The Committee shall be authorized to interpret the Plan in its discretion and may, from time to time, adopt such rules and regulations, not inconsistent with the provisions of the Plan, as it may deem advisable to carry out the purposes of the Plan.

                  5.4. FINALITY. The interpretation and construction by the Committee of any provision of the Plan, any Award granted hereunder or any agreement evidencing any such Award shall be final and conclusive upon all parties.

                  5.5. EXPENSES, ETC. All expenses and liabilities incurred by the Committee in the administration of the Plan shall be borne by the Company. The Committee may employ attorneys, consultants, accountants or other persons in connection with the administration of the Plan. The Company, and its officers and directors, shall be entitled to rely upon the advice, opinions or valuations of any such persons. No member of the Committee shall be liable for any action, determination or interpretation taken or made in good faith with respect to the Plan or any Award granted hereunder.

                  Section 6. TERMS AND CONDITIONS OF OPTIONS.

                  6.1. ISOS. The terms and conditions of each ISO granted under the Plan shall be specified by the Committee and shall be set forth in an ISO agreement between the Company and the Participant in such form as the Committee shall approve. The terms and conditions of each ISO shall be such that each ISO issued hereunder shall constitute and shall be treated as an "incentive stock option" as defined in Section 422(b) of the Code; provided that to the extent an Option intended to be an ISO does not qualify as an ISO under the applicable requirements of the Code, such Option shall be considered a Non-Qualified Option for purposes of this Plan. The terms and conditions of any ISO granted hereunder need not be identical to those of any other ISO granted hereunder.

     The terms and conditions of each ISO shall include the following:

                  (a) The exercise price shall be fixed by the Committee but shall in no event be less than 100% (or 110% in the case of an Employee referred to in Section 4.3(b) hereof) of the Fair Market Value of the shares of Common Stock subject to the ISO on the date the ISO is granted.

                  (b) ISOs, by their terms, shall not be transferable otherwise than by will or the laws of descent and distribution, and, during a Participant's lifetime an ISO shall be exercisable only by the Participant.

                  (c) The Committee shall fix the term of all ISOs granted pursuant to the Plan (including, without limitation, the date on which such ISO shall expire and terminate), provided, however, that such term shall in no event exceed ten years from the date on which such ISO is granted (or, in the case of an ISO granted to an Employee referred to in Section 4.3(b) hereof, such term shall in no event exceed five years from the date on which such ISO is granted). Each ISO shall be exercisable in such amount or amounts, under such conditions and at such times or intervals or in such installments as shall be determined by the Committee in its sole discretion.

                  (d) To the extent that the Company or any Subsidiary of the Company is required to withhold any Federal, state or local taxes in respect of any compensation income realized by any Participant as a result of any "disqualifying disposition" of any shares of Common Stock acquired upon exercise of an ISO granted hereunder, the Company shall deduct from any payments of any kind otherwise due to such Participant the aggregate amount of such Federal, state or local taxes required to be so withheld or, if such payments are insufficient to satisfy such Federal, state or local taxes, such Participant will be required to pay to the Company, or make other arrangements satisfactory to the Company regarding payment to the Company of, the aggregate amount of any such taxes. All matters with respect to the total amount of taxes to be withheld in respect of any such compensation income shall be determined by the Board of Directors, in its sole discretion.

                  (e) The terms and conditions of each ISO may include the following provisions:

     (i) In the event a Participant's employment by the Company or any Subsidiary of the Company shall be terminated for cause or shall be terminated by the Participant for any reason whatsoever other than as a result of the Participant's death or "disability" (within the meaning of Section 22(e)(3) of the Code), the unexercised portion of any ISO held by such Participant at that time may only be exercised within one month after the date on which the Participant ceased to be so employed, and only to the extent that the Participant could have otherwise exercised such ISO as of the date on which he ceased to be so employed.

     (ii) In the event a Participant's employment by the Company or any Subsidiary of the Company shall terminate for any reason other than
          (x) a termination specified in clause (i) above or (y) by reason of the Participant's death or "disability" (within the meaning of Section 22(e)(3) of the Code), the unexercised portion of any ISO held by such

          Participant at that time may only be exercised within three months after the date on which the Participant ceased to be so employed, and only to the extent that the Participant could have otherwise exercised such ISO as of the date on which he ceased to be so employed.

     (iii) In the event a Participant shall cease to be employed by the Company or any Subsidiary of the Company by reason of his "disability" (within the meaning of Section 22(e)(3) of the Code), the unexercised portion of any ISO held by such Participant at that time may only be exercised within one year after the date on which the Participant ceased to be so employed, and only to the extent that the Participant could have otherwise exercised such ISO as of the date on which he ceased to be so employed.

     (iv) In the event a Participant shall die while in the employ of the Company or a Subsidiary of the Company (or within a period of three months after ceasing to be an Employee for any reason other than his "disability" (within the meaning of Section 22(e)(3) of the Code) or within a period of one year after ceasing to be an Employee by reason of such "disability"), the unexercised portion of any ISO held by such Participant at the time of his death may only be exercised within one year after the date of such Participant's death, and only to the extent that the Participant could have otherwise exercised such ISO at the time of his death. In such event, such ISO may be exercised by the executor or administrator of the Participant's estate or by any person or persons who shall have acquired the ISO directly from the Participant by bequest or inheritance.

                  6.2. NON-QUALIFIED OPTIONS. The terms and conditions of each Non-Qualified Option granted under the Plan shall be specified by the Committee, in its sole discretion, and shall be set forth in a written option agreement between the Company and the Participant in such form as the Committee shall approve. The terms and conditions of each Non-Qualified Option will be such (and each Non-Qualified Option agreement shall expressly so state) that each Non-Qualified Option issued hereunder shall not constitute nor be treated as an "incentive stock option" as defined in
     Section 422(b) of the Code, but will be a "non-qualified stock option" for Federal, state and local income tax purposes. The terms and conditions of any Non-Qualified Option granted hereunder need not be identical to those of any other Non-Qualified Option granted hereunder.

         The terms and conditions of each Non-Qualified Option Agreement shall include the following:

                  (a) The exercise price shall be fixed by the Committee and may be equal to, more than or less than (but not less than the Bankruptcy Plan Value Per Share) 100% of the Fair Market Value of the shares of Common Stock subject to the Non-Qualified Option on the date such Non-Qualified Option is granted.

                  (b) The Committee shall fix the term of all Non-Qualified Options granted pursuant to the Plan (including, without limitation, the date on which such Non-Qualified Option shall expire and terminate). Such term may not be more than ten years from the date on which such Non-Qualified Option is granted. Each Non-Qualified Option shall be exercisable in such amount or amounts, under such conditions

         (including, without limitation, provisions governing the rights to exercise such Non-Qualified Option), and at such times or intervals or in such installments as shall be determined by the Committee in its sole discretion.

                  (c) Unless otherwise approved by the Committee, Non-Qualified Options shall not be transferable otherwise than by will or the laws of descent and distribution, and during a Participant's lifetime a Non-Qualified Option shall be exercisable only by the Participant.

                  (d) The terms and conditions of each Non-Qualified Option may include the following provisions:

     (i) In the event a Participant's employment by the Company or any Subsidiary of the Company shall be terminated for cause or shall be terminated by the Participant for any reason whatsoever other than as a result of the Participant's death or "disability" (within the meaning of Section 22(e)(3) of the Code), the unexercised portion of any Non-Qualified Option held by such Participant at that time may only be exercised within one month after the date on which the Participant ceased to be an Employee, and only to the extent that the Participant could have otherwise exercised such Non-Qualified Option as of the date on which he ceased to be an Employee.

     (ii) In the event a Participant's employment by the Company or any Subsidiary of the Company shall terminate for any reason other than
          (x) a termination by the Company for cause or (y) by reason of the Participant's death or "disability" (within the meaning of Section 22(e)(3) of the Code), the unexercised portion of any Non-Qualified Option held by such Participant at that time may only be exercised within three months after the date on which the Participant ceased to be an Employee, and only to the extent that the Participant could have otherwise exercised such Non-Qualified Option as of the date on which he ceased to be an Employee.

     (iii) In the event a Participant shall cease to be an Employee of the Company or any Subsidiary of the Company by reason of his "disability" (within the meaning of Section 22(e)(3) of the Code), the unexercised portion of any Non-Qualified Option held by such Participant at that time may only be exercised within one year after the date on which the Participant ceased to be an Employee, and only to the extent that the Participant could have otherwise exercised such Non-Qualified Option as of the date on which he ceased to be an Employee.

     (iv) In the event a Participant shall die while an Employee of the Company or a Subsidiary of the Company (or within a period of three months after ceasing to be an Employee for any reason other than his "disability" (within the meaning of Section 22(e)(3) of the Code) or within a period of one year after ceasing to be an Employee by reason of such "disability"), the unexercised portion of any Non-Qualified Option held by such Participant at the time of his death may only be exercised within one year after the date of such Participant's death, and only to the extent that the Participant could have otherwise exercised such Non-Qualified Option at the time of his death. In such event, such Non-Qualified Option may be exercised by the executor or administrator of the Participant's estate or by any person or persons who shall have acquired the Non-Qualified Option directly from the Participant by bequest or inheritance.

                  (e) To the extent that the Company (or any Subsidiary thereof) is required to withhold any Federal, state or local taxes in respect of any compensation income realized by any Participant in respect of a Non-Qualified Option granted hereunder or in respect of any shares of Common Stock acquired upon exercise of a Non-Qualified Option, the Company shall deduct from any payments of any kind otherwise due to such Participant the aggregate amount of such Federal, state or local taxes required to be so withheld or, if such payments are insufficient to satisfy such Federal, state or local taxes, or if no such payments are due or to become due to such Participant, then, such Participant will be required to pay to the Company, or make other arrangements satisfactory to the Company regarding payment to the Company of, the aggregate amount of any such taxes. All matters with respect to the total amount of taxes to be withheld in respect of any such compensation income shall be determined by the Committee, in its sole discretion.

                  Section 7. RESTRICTED SHARES.

                  (a) The Board shall determine the terms and conditions of any Restricted Share Award, including the conditions for repurchase (or forfeiture) and the issue price, which shall in no event be less than the Bankruptcy Plan Value Per Share. Any stock certificates issued in respect of a Restricted Share Award shall be registered in the name of the Participant and, unless otherwise determined by the Committee, deposited by the Participant, together with a stock power endorsed in blank, with the Company (or its designee). At the expiration of the applicable restriction periods, the Company (or such designee) shall deliver the certificates no longer subject to such restrictions to the Participant or if the Participant has died, to the beneficiary designated, in a manner determined by the Board, by a Participant to receive amounts due or exercise rights of the Participant in the event of the Participant's death (the "Designated Beneficiary"). In the absence of an effective designation by a Participant, Designated Beneficiary shall mean the Participant's estate.

                  (b) Subject to any restrictions set forth in the applicable Award agreement, a recipient of Restricted Shares shall have voting, dividend and all other rights of a stockholder of the Company as of the date such Restricted Shares are issued and registered in recipient's name (whether or not certificates evidencing such Restricted Shares are delivered to such recipient). Except as may otherwise be set forth in the applicable Award agreement, stock dividends issued with respect to Restricted Shares shall be treated as additional Restricted Shares under the applicable Award agreement and shall be subject to the same terms and conditions that apply to the Restricted Shares with respect to which such dividends are issued.

                  Section 8. OTHER STOCK-BASED AWARDS. The Committee shall have the right to grant other Awards based upon the Common Stock having such terms and conditions as the Committee may determine, including the grant of shares based upon certain conditions, the grant of securities convertible into Common Stock and the grant of stock appreciation rights; provided that in no event may the Committee grant any Awards hereunder for less than the Bankruptcy Plan Value Per Share.

                  Section 9. ADJUSTMENTS.

                  (a) In the event that, after the adoption of the Plan by the Board of Directors, the outstanding shares of the Company's Common Stock shall be increased or decreased or changed into or exchanged for a different number or kind of shares of stock or other securities of the Company or of another entity in each such case (x) without receiving compensation therefor in money, services or property and (y) through reorganization, merger or consolidation, recapitalization, reclassification, stock split, split-up, combination or exchange of shares, declaration of any dividends payable in Common Stock, or any similar event, the Committee in good faith shall, subject to the provisions of Section 9(c) below if the circumstances therein specified are applicable, appropriately adjust (i) the number of shares of Common Stock (and the option price per share) subject to the unexercised portion of any outstanding Option (to the nearest possible full share); provided, however, that the limitations of Section 424 of the Code shall apply with respect to adjustments made to ISOs, and (ii) the number of shares of Common Stock for which Options may be granted under the Plan, as set forth in Sections 4.1 and 14(b) hereof, and such adjustments shall be effective and binding for all purposes of the Plan.

                  (b) If any capital reorganization or reclassification of the capital stock of the Company or any consolidation or merger of the Company with another entity, or the sale of all or substantially all its assets to another entity, shall be effected in such a way that holders of Common Stock shall be entitled to receive stock, securities or assets with respect to or in exchange for Common Stock, then, subject to the provisions of Section 9(c) below if the circumstances therein specified are applicable, each holder of an Option shall thereafter have the right to purchase, upon the exercise of the Option in accordance with the terms and conditions specified in the option agreement governing such Option and in lieu of the shares of Common Stock immediately theretofore receivable upon the exercise of such Option, such shares of stock, securities or assets (including, without limitation, cash) as may be issued or payable with respect to or in exchange for a number of outstanding shares of such Common Stock equal to the number of shares of such Common Stock immediately theretofore so receivable had such reorganization, reclassification, consolidation, merger or sale not taken place.

                  (c) Notwithstanding Sections 9(a) and 9(b) hereof, in the event of (i) any offer to holders of the Company's Common Stock generally relating to the acquisition of all or substantially all of their shares, including, without limitation, through purchase, merger or otherwise, or (ii) any proposed transaction generally relating to the acquisition of substantially all of the assets or business of the Company (herein sometimes referred to as an "Acquisition"), the Board of Directors may, in its sole discretion, cancel any outstanding

         Options (provided, however, that the limitations of Section 424 of the Code shall apply with respect to adjustments made to ISOs) and pay or deliver, or cause to be paid or delivered, to the holder thereof an amount in cash or securities having a value (as determined by the Board of Directors acting in good faith) equal to the product of (A) the number of shares of Common Stock (the "Option Shares") that, as of the date of the consummation of such Acquisition, the holder of such Option had become entitled to purchase (and had not purchased) multiplied by
         (B) the amount, if any, by which (1) the formula or fixed price per share paid to holders of shares of Common Stock pursuant to such Acquisition exceeds (2) the option price applicable to such Option Shares.

                  Section 10. EFFECT OF THE PLAN ON EMPLOYMENT RELATIONSHIP. Neither the Plan nor any Award granted hereunder to a Participant shall be construed as conferring upon such Participant any right to continue in the employ of (or otherwise provide services to) the Company or any Subsidiary thereof, or limit in any respect the right of the Company or any Subsidiary thereof to terminate such Participant's employment or other relationship with the Company or any Subsidiary, as the case may be, at any time.

                  Section 11. AMENDMENT OF THE PLAN. The Board of Directors may amend the Plan from time to time as it deems desirable; provided, however, that, without the approval of the holders of a majority of the outstanding capital stock of the Company entitled to vote thereon or consent thereto, the Board of Directors may not amend the Plan (i) to increase (except for increases due to adjustments in accordance with Section 9 hereof) the aggregate number of shares of Common Stock for which Awards may be granted hereunder, or (ii) to change the class of Employees eligible to receive ISOs under the Plan.

                  Section 12. TERMINATION OF THE PLAN. The Board of Directors may terminate the Plan at any time. Unless the Plan shall theretofore have been terminated by the Board of Directors, the Plan shall terminate ten years after the date of its initial adoption by the Board of Directors. No Award may be granted hereunder after termination of the Plan. The termination or amendment of the Plan shall not alter or impair any rights or obligations under any Award theretofore granted under the Plan.

                  Section 13. EFFECTIVE DATE OF THE PLAN. The Plan shall be effective as of the effective date of the Company's Chapter 11 Plan, upon which effective date this Plan shall be deemed, pursuant to Section 303 of the Delaware General Corporation Law, to have been adopted and approved by the Corporation's Board of directors and stockholders.

                  Section 14. CERTAIN RESTRICTIONS.

                  (a) No amendment of this Plan with respect to this Section 14 may be made which would (i) increase the maximum amount that can be paid to any one Participant pursuant to this Plan or (ii) modify the requirements as to eligibility for participation in this Plan, unless the Company's shareholders have first approved such amendment in a manner which would permit the deduction under Section 162(m) (or any successor thereto) of the Code of such payment in the fiscal year it is paid. The Board of Directors shall amend this Section 14 and such other provisions as it deems appropriate, to cause amounts payable to Participants under this Plan to satisfy the performance based compensation requirements of Section 162(m) (or any successor thereto) and the Treasury regulations promulgated thereunder.

                  (b) Notwithstanding any provision of this Plan (including the provisions of this Section 14) to the contrary, the amount of compensation which a Participant may receive with respect to Options which are granted hereunder shall be based solely on an increase in the value of the applicable shares of Common Stock after the date of grant of such Options. Thus, no Option with an exercise price less than the Fair Market Value of the related shares of Common Stock on the date of grant may be granted hereunder to a Participant. Furthermore, the maximum number of shares of Common Stock with respect to which Awards may be granted hereunder to any Participant during any twelve-month period may not exceed One Million (1,000,000) shares of Common Stock, subject to adjustment as provided in Section 9.

                  Section 15. COMPLIANCE WITH SECURITIES AND OTHER LAWS. Each Award shall be subject to the requirement that, if at any time counsel to the Company shall determine that the listing, registration or qualification of the shares of Common Stock subject to such Award upon any securities exchange or under any State or Federal law, or the consent or approval of any governmental or regulatory body, is necessary as a condition of, or in connection with, the issuance or purchase of such shares thereunder, such shares may not be issued unless such listing, registration, qualification, consent or approval shall have been effected or obtained on conditions acceptable to the Board of Directors. Nothing herein shall be deemed to require the Company to apply for or to obtain such listing, registration or qualification.

                                    EXHIBIT D
                                       TO
                     DEBTOR'S AMENDED PLAN OF REORGANIZATION
                     UNDER CHAPTER 11 OF THE BANKRUPTCY CODE
                                    ---------

                                FORM OF NEW NOTE





                          AMERICAN BANKNOTE CORPORATION

                                7% Unsecured Note
                                Due _______, 2009



NO. ______

                                                                   New York, NY

                                                                   _______, 2005

         This promissory note (this "Note") is one of a series of notes originally issued by American Banknote Corporation (the "Company") under and pursuant to the Company's Chapter 11 Plan of Reorganization, dated January 18, 2005, and is subject to the terms and conditions set forth herein.

         FOR VALUE RECEIVED, the undersigned, AMERICAN BANKNOTE CORPORATION, a Delaware corporation, hereby promises to pay to ________ (the "Holder"), the principal sum of ____________________ ($_______), or so much thereof as shall not have been prepaid, on ___________, 2009 (the "Maturity Date"), with interest (computed on the basis of a 360-day year of twelve 30-day months) on the principal amount hereof from time to time outstanding and unpaid, payable as provided in the next succeeding paragraph hereof, at the rate of 7% per annum from the date of issuance hereof (being the date first above written), or the most recent date to which interest has been paid hereon, to but excluding the date on which said principal amount shall be paid in full.

         The Company shall pay interest (a) on each Quarterly Date (as hereinbelow defined) until the date on which the principal of and all accrued and unpaid interest on this Note shall be paid in full, in cash, commencing on the first such Quarterly Date occurring after the date of issuance hereof, (b) on the Maturity Date, and (c) upon the payment or prepayment of any principal owing under this Note (but only on the principal amount so prepaid or paid). For purposes of this Note the term "Quarterly Date" shall mean the last day of each March, June, September and December; provided that if any such day is not a Business Day, then such Quarterly Date shall be the next succeeding Business Day and interest shall accrue by reason of such extension.

         The principal of this Note may be prepaid, in whole or in part, at any time upon not less than five (5) nor more than twenty (20) days' prior written notice to the holders thereof, together with all interest then accrued and unpaid thereon (or on the portion thereof being so prepaid, as the case may be), but without premium or penalty.

         All payments of principal of and interest on this Note shall be in such coin or currency of the United States of America as at the time of payment shall be legal tender for payment of public and private debts.

         This Note is a general unsecured obligation of the Company.

         It shall be an "Event of Default" under this Note if: (1) the Company defaults in any payment of interest on this Note when the same becomes due and payable, and such default continues for a period of thirty (30) days; (2) the Company defaults in the payment of the principal of this Note when the same becomes due and payable at its stated maturity; (3) the Company pursuant to or within the meaning of any Bankruptcy Law: (i) commences a voluntary case; (ii) consents to the entry of an order for relief against it in an involuntary case;
(iii) consents to the appointment of a Custodian of it or for any substantial part of its property; (iv) makes a general assignment for the benefit of its creditors; or (v) takes any comparable action under any foreign laws relating to insolvency; or (4) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that: (i) is for relief against the Company in an involuntary case; (ii) appoints a Custodian of the Company or for any substantial part of its property; or (iii) orders the winding up or liquidation of the Company; (iv) or any similar relief is granted under any foreign laws and the order or decree remains unstayed and in effect for 60 days.

         The term "Bankruptcy Law" means Title 11, United States Code, or any similar Federal or state law for the relief of debtors. The term "Custodian" means any receiver, trustee, assignee, liquidator, custodian or similar official under any Bankruptcy Law.

         If an Event of Default (other than an Event of Default specified in clauses (3) or (4) above) occurs and is continuing, the Holder by notice to the Company may declare the principal of and accrued but unpaid interest on this Note to be due and payable. Upon such a declaration, such principal and interest shall be due and payable immediately. If an Event of Default specified in clauses (3) or (4) above occurs, the principal of and interest on this Note shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Holder.

         THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

                                                 AMERICAN BANKNOTE CORPORATION


                                                 By________________________
                                                 Its:

                                    EXHIBIT E
                                       TO
                     DEBTOR'S AMENDED PLAN OF REORGANIZATION
                     UNDER CHAPTER 11 OF THE BANKRUPTCY CODE
                                    ---------

                     LIST OF ASSUMED EXECUTORY CONTRACTS AND
                            ASSUMED UNEXPIRED LEASES




-------------------------------------------------------------------------------------------------------------------
                                                 AMERICAN BANKNOTE
                                              CONTRACTS TO BE ASSUMED
-------------------------------------------------------------------------------------------------------------------
 Number            Description                                         Contract Party                         Date
-------------------------------------------------------------------------------------------------------------------
   1    Consulting, Non-Competition, and Termination            MorrisoWeissman                             3/13/00
        Agreement; Amendment to Consulting, Non-
        Competition and Termination agreement date
        March 13, 2000; and Second Amendment to
        Consulting, Non-Competition, and Termination
        Agreement dated Mach 13, 2000.
-------------------------------------------------------------------------------------------------------------------
   2    Employment Agreement                                    Steven G. Singer                            4/1/01
-------------------------------------------------------------------------------------------------------------------
   3    Consulting Agreement                                    WIT Servicos Technicos de Engenharia        9/1/04
                                                                LTDA
-------------------------------------------------------------------------------------------------------------------
   4    Compensation and Benefits Letter Agreement              Patrick Gentile                            1/29/99
-------------------------------------------------------------------------------------------------------------------
   5    Equipment Lease Agreement                               Banc of America Commerical Finance         2/24/03
                                                                Corporation
-------------------------------------------------------------------------------------------------------------------
   6    Employment Agreement                                    Arnin von Schwedler                        6/22/04
-------------------------------------------------------------------------------------------------------------------
   7    Settlement pursuant to paragraph 56 of the              Sussane Jonas, Roslyn Weitzen, Gerhard     8/21/02
        Findings of Fact and Conclusions of Law Relating        Hennig, Tilling Henning, Marie Parente,
        to, and Order under 11 U.S.C. ss. 1129(a) and (b)       Patricia Reddy and Patrick Reddy
        Confirming, the Fourth Amended Reorganization
        Plan of American Banknote Corporation under
        Chapter 11 of the Bankruptcy Code of the
        Southern District of New York Bankruptcy Court
-------------------------------------------------------------------------------------------------------------------

                                    EXHIBIT F
                                       TO
                     DEBTOR'S AMENDED PLAN OF REORGANIZATION
                     UNDER CHAPTER 11 OF THE BANKRUPTCY CODE
                                    ---------

                            EXIT FINANCING AGREEMENT


         THIS EXIT FINANCING AGREEMENT (this "Agreement") is entered into this 17th day of January, 2005, by the undersigned parties hereto.

                                    RECITALS:

         WHEREAS, American Banknote Corporation, a Delaware corporation (the "COMPANY") intends to file a petition for protection from its creditors under Chapter 11 of the United States Bankruptcy Code (the "CHAPTER 11 CASE");

         WHEREAS, the Company will file a proposed Plan of Reorganization in the form attached hereto as EXHIBIT A (the "PLAN") with the United States Bankruptcy Court for the District of Delaware ("BANKRUPTCY COURT") when it initiates the Chapter 11 Case;

         WHEREAS, pursuant to the Plan, the Company, as reorganized under and pursuant to the Plan (the "REORGANIZED COMPANY"), will issue a total of 10,000,000 shares of the common stock, par value $0.001 per share (the "COMMON STOCK") of the Reorganized Company to those investors who are parties hereto at a price of approximately $8.55 per share contemporaneously with the effective date of the Plan;

         WHEREAS, the undersigned investors (each an "INVESTOR", and collectively, the "INVESTORS") desire to irrevocably subscribe for and purchase shares of Common Stock of the Reorganized Company on the terms set forth in this Agreement; and

         WHEREAS, pursuant to the Plan, the Reorganized Company will assume this Agreement;

         NOW, THEREFORE, in consideration of the recitals and the respective representations, warranties, covenants and indemnities contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged and intending to be legally bound hereby, the parties hereby agree as follows:

         1. PURCHASE. Subject to the terms and conditions hereof, each Investor, severally but not jointly, hereby irrevocably subscribes and offers to purchase from the Reorganized Company the number of shares of Common Stock of the Company set forth on such Investor's signature page hereto (the "SHARES"), for a purchase price of approximately $8.55 per Share (the "PURCHASE PRICE"). The Company hereby agrees that the Reorganized Company will issue and sell the Shares to each such Investor at the Closing (as hereinafter defined) subject to the terms and conditions hereof.

         2. CLOSING. The closing of the purchase of the Shares (the "CLOSING") shall occur on the effective date of the Plan (the "EFFECTIVE DATE"). At the closing, each Investor shall pay the Purchase Price for its Shares to the Reorganized Company by wire transfer of immediately available funds to such account as the Company shall have informed the Investors in writing at least two business days prior to the Effective Date. At the closing, the Reorganized Company shall deliver to each Investor a stock certificate for its Shares.

         3. CLOSING CONDITIONS.

         (a) It shall be a condition to each Investor's obligation to purchase its Shares at the closing that each of the following shall have occurred or have been waived in writing by such
                  Investor:

                  (1) any amendments to the Plan shall have been approved by such Investor;

                  (2) an order will have been entered by the Bankruptcy Court confirming the Plan and the order shall not be subject to a stay or injunction; and

                  (3) the representations and warranties of the Reorganized Company shall be true and correct in all material respects as of the Effective Date.

         (b) It shall be a condition to the Reorganized Company's obligation to issue to an Investor such Investor's Shares at the Closing that each of the following shall have occurred or have been waived in writing by the Reorganized Company:

                  (1) an order will have been entered by the Bankruptcy Court confirming the Plan and the order shall not be subject to a stay or injunction;

                  (2)      the Plan (as amended) shall have become effective;
                           and

                  (3) the representations and warranties of such Investor shall be true and correct in all material respects as of the date hereof and as of the Effective Date.

         4. REPRESENTATIONS AND WARRANTIES OF EACH INVESTOR. Each Investor hereby makes the following representations and warranties to the Company, severally but not jointly, as of the date hereof and as of the Effective Date:

         (a) That such Investor is an "Accredited Investor," as that term is defined in Regulation D under the Securities Act of 1933, as amended;

         (b) That, except as specifically hereinafter set forth, such Investor is the sole and true party in interest and is not purchasing for the benefit of any other person or entity;

         (c) That such Investor has read and analyzed and is familiar with the Plan (and any supplements or amendments thereto), the Corporation's Disclosure Statement with Respect to Debtor's Plan of Reorganization under Chapter 11 of the Bankruptcy Code, and this Agreement, and confirms that it has had the opportunity to ask questions and receive answers concerning the terms and conditions of the offer and sale of such Investor's Shares and that all documents requested by it have been made available to it, and that such Investor has been supplied with all of the additional information concerning this investment that it has requested;

         (d) That such Investor has sufficient knowledge and experience in financial and business matters and that such Investor is capable of evaluating the merits and risks of this investment;

         (e) That such Investor is aware that an investment in the Shares is highly speculative and subject to substantial risks, and that such Investor is capable of bearing the high degree of economic risk and burdens of this venture, including, but not limited to, the possibility of the complete loss of all contributed capital, the lack of a public market, and limited transferability, with the result that it might not be able to readily liquidate this investment and its ownership of its Shares might continue indefinitely;

         (f) That such Investor's overall commitment to investments that are not readily marketable is not disproportionate to its net worth, and such Investor has no need for liquidity in the investment in its Shares;

         (g) That the offer to sell the Shares was directly communicated to such Investor and at no time was it presented with or solicited by or through any leaflet, public promotional meeting, television advertisement or any other form of general advertising;

         (h) That the Shares are being acquired solely for such Investor's own account, for investment, and are not being purchased with a view to the resale, distribution, subdivision or fractionalization thereof;

         (i) That such Investor will not resell its Shares, or any interest therein, or otherwise dispose of same, unless the offer and sale of its Shares or interest therein by such Investor is subsequently registered under the Securities Act of 1933, as amended, and appropriate state securities laws (or unless the Reorganized Company receives an opinion of counsel satisfactory to it that an exemption from registration is available);

         (j) That, in addition to the information presented in, or as more fully described in, the Plan, such Investor is aware of the following:

                  (1) There are substantial restrictions on the transferability of its Shares; its Shares will not be, and holders of the Shares have no rights to require that the Shares be, registered under the Securities Act of 1933, as amended, or any state's securities laws, rules or regulations and any such registration is unlikely in the immediate future and may never occur, and the following legend will be placed on any certificate representing the Shares:

                           THIS CERTIFICATE AND THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY OTHER SECURITIES STATUTE. NO SALE, TRANSFER OR OTHER DISPOSITION HEREOF OR THEREOF, OR OF ANY INTEREST HEREIN OR THEREIN, MAY BE MADE OR SHALL BE RECOGNIZED UNLESS IN THE SATISFACTORY WRITTEN OPINION OF COUNSEL FOR THE ISSUER, OR SATISFACTORY TO THE ISSUER, SUCH TRANSACTION WOULD NOT VIOLATE OR REQUIRE REGISTRATION UNDER SUCH ACT OR OTHER STATUTE;

                  (2) No federal or state agency has made any finding or determination as to the fairness for public investment, nor any recommendation nor endorsement, of the Shares, and the Shares have not been registered with the Securities and Exchange Commission or with any state agency, nor is any registration to be obtained in the immediate future and registration may never be obtained; and

                  (3) The Reorganized Company may attempt to raise additional equity and debt from external sources, but the Reorganized Company cannot guarantee that it would be successful in raising such capital, the form this capital might take, or the price and terms that investors and creditors might require for this capital;

         (k) None of the following information has ever been represented, guaranteed, or warranted to such Investor expressly or by implication, by any broker, the Company or any agent or employee of the foregoing, or by any other person:

                  (1) The approximate or exact length of time that such Investor will be required to remain as an owner of its Shares;

                  (2) The percentage of profit or amount of or type of consideration, profit or loss (including tax deductions or tax benefits) to be realized, if any, as a result of an investment in the Shares;

                  (3) The past performance or experience on the part of any person, that will in any way indicate or predict tax or economic results in connection with a purchase of the Shares;

         (l) Such Investor has sought such accounting, legal, and tax advice as it considers necessary to make an informed investment decision with respect to the Shares to be acquired and it understands that there can be no assurance as to the federal or state tax result of an investment in the Shares.

         5. REPRESENTATIONS AND WARRANTIES OF THE REORGANIZED COMPANY. The Reorganized Company will be deemed to make the following representations and warranties to the Investors as of the Effective Date:

         (a) The Shares have been duly authorized and, when issued and delivered to an Investor against payment therefor as provided by this Agreement, will be validly issued, fully paid and non-assessable.

         (b) As of the Effective Date, and after giving effect to the issuance of the Shares to all of the Investors hereunder and the other issuances of Common Stock of the Reorganized Company pursuant to the Plan, there will be 10,000,000 shares of Common Stock of the Reorganized Company issued and outstanding.

         6. ENFORCEABILITY BY THE REORGANIZED COMPANY. Each Investor hereby acknowledges that the Reorganized Company shall have the right, power and authority to enforce the obligations, duties and rights of the Investor under the terms and conditions of this Agreement, and will be enforced according to its terms pursuant to the Plan.

         7. NOTICE. Notices required or permitted to be given hereunder shall be in writing and shall be deemed to be sufficiently given when (A) personally delivered (B) sent by overnight delivery by nationally recognized carrier, or
(C) sent by registered mail, return receipt requested, in each case addressed to the other party at the address provided in this Agreement, or to such other address furnished by advance written notice given to the other party hereto.

         8. NO ASSIGNMENTS. No Investor shall transfer, assign or encumber any of its rights, privileges, duties or obligations under this Agreement without the prior written consent of the Company or the Reorganized Company, and any attempt to so transfer, assign or encumber shall be void.

         9. CHOICE OF LAW. This Agreement shall be enforced, governed, and construed in all respects in accordance with the laws of the State of New York and shall be binding upon the Investor, the Investor's successors and assigns and shall inure to the benefit of the Company, and its successors and assigns (including the Reorganized Company).

         10. ENTIRE AGREEMENT. This Agreement constitutes the entire agreement among the parties hereto with respect to the subject matter hereof and supersedes any and all prior or contemporaneous representations, warranties, agreements, and understandings in connection therewith. This Agreement may not be modified or amended except, with respect to any Investor, by written agreement executed by the Company or the Reorganized Company and such Investor.



                            [SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the undersigned has executed this Agreement this 17th day of January, 2005.

                                  AMERICAN BANKNOTE CORPORATION,
                                  a Delaware corporation


                                  By: __________________________________________
                                           Patrick J. Gentile
                                           Executive Vice President and Chief
                                           Financial Officer

                            INVESTOR SIGNATURE PAGE


SHARES
BEING PURCHASED:                   233,964

PRICE:                             approximately $8.55 per share

TOTAL AMOUNT DUE:                  $2,000,000

IN WITNESS WHEREOF, the undersigned has executied this Agreement this ____day of January, 2005.


                                             LLOYD MILLER, III


                                             By: /s/ LLOYD MILLER, III
                                                --------------------------------
                                             Its:

                            INVESTOR SIGNATURE PAGE


SHARES
BEING PURCHASED:                   233,964

PRICE:                             approximately $8.55 per share

TOTAL AMOUNT DUE:                  $2,000,000

IN WITNESS WHEREOF, the undersigned has executied this Agreement this 18th day of January, 2005.


                                             BAY HARBOUR PARTNERS, LTD


                                             By: /s/
                                                --------------------------------
                                             Its: Managing Principle

                            INVESTOR SIGNATURE PAGE


SHARES
BEING PURCHASED:                   233,964

PRICE:                             approximately $8.55 per share

TOTAL AMOUNT DUE:                  $2,000,000

IN WITNESS WHEREOF, the undersigned has executied this Agreement this 17th day of January, 2005.


                                             POLLUX INVESTMENTS LLC


                                             By: /s/
                                                --------------------------------
                                             Its: Manager

                            INVESTOR SIGNATURE PAGE


SHARES
BEING PURCHASED:                   1,169,822

PRICE:                             approximately $8.55 per share

TOTAL AMOUNT DUE:                  $10,000,000

IN WITNESS WHEREOF, the undersigned has executied this Agreement this ____day of January, 2005.


                                             HIGHLAND CAPITAL MANAGEMENT L.P.


                                             By: /s/
                                                --------------------------------
                                             Its: CFO

                                    EXHIBIT A



                         DEBTOR'S PLAN OF REORGANIZATION
                     UNDER CHAPTER 11 OF THE BANKRUPTCY CODE

                             DATED JANUARY 19, 2005

                                    EXHIBIT G
                                       TO
                     DEBTOR'S AMENDED PLAN OF REORGANIZATION
                     UNDER CHAPTER 11 OF THE BANKRUPTCY CODE
                                    ---------

                             STOCKHOLDERS' AGREEMENT

                             STOCKHOLDERS' AGREEMENT

         STOCKHOLDERS' AGREEMENT (this "AGREEMENT"), dated as of
___________________, 2005, by and among American Banknote Corporation, a Delaware corporation (the "Company") and the stockholders of the Company listed on SCHEDULE I hereto (each individually, a "STOCKHOLDER," and collectively, the "STOCKHOLDERS").

                                    RECITALS


         WHEREAS, the Company filed for protection from its creditors under Chapter 11 of the Bankruptcy Code on January 18, 2005 (the "BANKRUPTCY PROCEEDINGS"); and


         WHEREAS, the Company's Plan of Reorganization (the "PLAN") pursuant to the Bankruptcy Proceedings has become effective as of the date hereof; and


         WHEREAS, certain of the Stockholders are purchasing shares of Common Stock of the Company, par value $0.01 per share ("COMMON STOCK"), pursuant to the Plan; and

         WHEREAS, certain of the Stockholders are receiving shares of Common Stock pursuant to the Plan in lieu of cash repayment of claims they may have against the Company.

         NOW, THEREFORE, in consideration of the agreements contained herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereby agree as follows:

         Section 1. DEFINITIONS. Terms defined in this Section 1 shall, for the purposes of this Agreement, have the meanings herein specified.

         "AFFILIATE" means with respect to a specified Person, any Person that directly or indirectly controls, is controlled by, or is under common control with, the specified Person. As used in this definition, the term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, by contract or otherwise.

         "BOARD OF DIRECTORS" means the board of directors of the Company.

         "BUSINESS DAY" means a day of the year on which banks are not required or authorized to close in New York City.

         "EQUITY SECURITIES" means any Common Stock, preferred stock of the Company, or other equity interest in the Company or any other security convertible into or exercisable for any Equity Security.

         "EXCLUDED SECURITIES" means (i) any Common Stock issued pursuant to the Plan, (ii) any Common Stock issued in connection with the acquisition of the business of another entity, whether by the purchase of equity securities, assets or otherwise, (iii) any Common Stock issued as part of an Initial Public Offering or other registered underwritten public offering of the Company, and
(iv) any Common Stock or rights to acquire Common Stock issued under an employee compensation plan approved by the Board of Directors.

         "FAMILY MEMBER" means, with respect to any Person (i) the spouse, parents, children, siblings, mother and father-in-law, sons and daughters-in-law and brothers and sisters-in-law of such Person or of any of the beneficial owners of such Person, (ii) any trust whose beneficiaries consist of only one or more of such Person and such persons or (iii) any partnership or other entity whose only owners are one or more of such Person and such persons.

         "INITIAL PUBLIC OFFERING" means the closing of a firm commitment underwritten public offering of Equity Securities of the Company or its successor.

         "PERSON" means any individual, corporation, association, partnership (general or limited), joint venture, trust, estate, limited liability company, or other legal entity or organization.

         "PROPORTIONATE SHARE" means the percentage obtained by dividing the number of Equity Securities held by a Stockholder by the then outstanding number of Equity Securities.

         "REQUIRED MAJORITY" means Stockholders holding at least a majority of the Equity Securities held by the Stockholders entitled to vote on any matter as of the date of determination.

         Section 2. TRANSFERS.

         Section 2.1 ADDITIONAL ISSUANCES OF INTERESTS.

         (a) In order to raise capital for the Company's operations or to acquire assets, to redeem or retire debt, or for any other valid purposes, the Company may, subject to the provisions of this Section 2.1, from time to time determine that it is in the best interests of the Company to issue additional Equity Securities to the Stockholders or other Persons. The Board of Directors shall determine the consideration for and the terms and conditions with respect to any future issuance of Equity Securities.

         (b) The Company shall not issue any Equity Securities unless it first delivers to each Stockholder a written notice (the "NOTICE OF PROPOSED ISSUANCE") specifying the type and amount of such Equity Securities that the Company then intends to issue (the "OFFERED INTERESTS"), all of the material terms, including the price (cash or non-cash) upon which the Company proposes to issue the Offered Interests and stating that the Stockholders shall have the right to purchase the Offered Interests in the manner specified in this Section

2.1 for the same price per share and in accordance with the same terms and conditions specified in such Notice of Proposed Issuance, PROVIDED, that if such price consists of non-cash consideration, a Stockholder may purchase the Offered Interest with the same type and amount of non-cash consideration described in such Notice of Proposed Issuance or may instead pay for such Offered Interests with the cash equivalent of such price.

         (c) During the ten (10) consecutive day period commencing on the date the Company delivers to all of the Stockholders the Notice of Proposed Issuance (the "TEN DAY PERIOD"), the Stockholders shall have the option to purchase up to its Proportionate Share of the Offered Interests at the same price and upon the same terms and conditions specified in the Notice of Proposed Issuance. Each Stockholder electing to purchase Offered Interests must give written notice of its election to the Company prior to the expiration of the Ten Day Period.

         (d) Each Stockholder shall have a right of oversubscription such that if any other Stockholder fails to elect to purchase his or its full Proportionate Share of the Offered Interests, the other Stockholder(s) shall, among them, have the right to purchase up to the balance of such Proportionate Share of the Offered Interests not so purchased. The Stockholders may exercise such right of oversubscription by electing to purchase more than their Proportionate Share of the Offered Interests by so indicating in their written notice given during the Ten Day Period. If, as a result thereof, such oversubscription elections exceed the total number of the Offered Interests available in respect to such oversubscription privilege, the oversubscribing Stockholders shall be cut back with respect to oversubscriptions on a pro rata basis in accordance with their respective Proportionate Share or as they may otherwise agree among themselves.

         (f) The Company shall have the right, until the expiration of one hundred eighty (180) consecutive days commencing on the first day immediately following the expiration of the Ten Day Period, to issue the Offered Interests not purchased by the Stockholders pursuant to the foregoing provisions at not less than, and on terms no more favorable in any material respect to the purchaser(s) thereof than, the price and terms specified in the Notice of Proposed Issuance. If such remaining Offered Interests are not issued within such period and at such price and on such terms, the right to issue in accordance with the Notice of Proposed Issuance shall expire and the provisions of this Agreement shall continue to be applicable to the Offered Interests.

         (g) Notwithstanding the foregoing, the rights described in this Section
2.1 shall not apply with respect to the issuance of Excluded Securities.

         Section 2.2 TRANSFERS. No Stockholder may assign or transfer all or any of its Equity Securities to any Person, except in compliance with the following:

         (a) RIGHT OF FIRST OFFER. In the event that a Stockholder (a "SELLING PARTY") proposes to transfer all or a portion of its Equity Securities to any third party, other than in accordance with Section 2.2(c), such Selling Party will provide notice of such proposed transfer (including the amount of interests proposed to be transferred and the proposed terms thereof) (the "TRANSFER NOTICE"), at least fifteen (15) Business Days prior to the proposed transfer, to each other Stockholder, whereupon each other Stockholder shall have the right to purchase, at the same price and upon the same terms and conditions set forth in the Transfer Notice, a pro rata portion of such interest based upon such Stockholder's portion of the Equity Securities held by all Stockholders other than the Selling Party. Except as set forth in the next sentence, the purchase price shall be payable in cash. In the event that the Transfer Notice specifies the payment of consideration other than cash, the purchase price for purposes of this Section 2.2(a) shall either be (x) the cash equivalent of such consideration, determined by the Board of Directors in good faith or (y) to the extent the participating Stockholder elects, the same type and amount of non-cash consideration that is proposed to be paid as described in the Transfer Notice. The Transfer Notice shall constitute an irrevocable offer by the Selling Party to sell to the other Stockholders such interests at the price and on the terms as contained in such Transfer Notice. Each Stockholder desiring to participate in such purchase shall provide the Selling Party and each other Stockholder notice of its agreement to participate (the "PARTICIPATION NOTICE") within ten (10) Business Days of receipt of the Transfer Notice specifying such participation and whether and the extent to which such Stockholder wishes to acquire any remaining, unallocated portion of the proposed transfer (the "UNALLOCATED PORTION"). In the event that one or more of the other Stockholders do not provide a timely Participation Notice, the Unallocated Portion shall be allocated in pro rata proportion to the Equity Securities held by each of the Stockholders who submits a Participation Notice to the extent of such Stockholder's indicated willingness to acquire any Unallocated Portion as provided in such Stockholders' Participation Notice. The Participation Notice shall be deemed to be an irrevocable commitment to purchase from the Selling Party, at the price (or the cash equivalent thereof) and on the terms as contained in the Transfer Notice, the amount of the interests that such Stockholder specifies in the Participation Notice. In the event that the Stockholders are not willing to purchase all of the interests offered pursuant to the Transfer Notice, then the Stockholders shall be deemed to have rejected the offer contained in the Transfer Notice in its entirety and the Selling Party shall be permitted to proceed with the sale described in the Transfer Notice to a third party, at a price not lower than, and on such other terms and conditions not more favorable to such third party than, those contained in the original Transfer Notice, at any time within one hundred eighty (180) days after the expiration of the offer required by this Section 2.2(a). In the event the interests are not transferred by the Selling Party on such terms during such one hundred eighty (180) day period, the restrictions of this Section 2.2(a) shall again become applicable to any transfer of interests by the Selling Party.

         (b) TAG ALONG RIGHTS.

                  (i) GENERAL. No Selling Party may transfer (other than pursuant to Section 2.2(c)) Equity Securities held by such Selling Party to any Person, unless the terms and conditions of such transfer shall include an offer by the third party transferee to the other Stockholders (each, a "TAG ALONG PARTICIPANT"), at a price calculated using the same methodology used to calculate the price of the Selling Party's Equity Securities (such price, the "TAG ALONG PRICE") and on the same terms and conditions as the Selling Party has agreed to sell its Equity Securities, to include in the transfer to the third party transferee a portion of Equity Securities.

                  (ii) OBLIGATION OF TRANSFEREE TO PURCHASE. The third-party transferee of the Selling Party shall purchase from each Tag Along Participant the portion of such Tag Along Participant's Equity Securities that such Tag Along Participant desires to sell, provided that such portion does not exceed the Maximum Tag Along Portion (as defined below) and, if such portion exceeds the Maximum Tag Along Portion, the transferee shall purchase only the Maximum Tag Along Portion. For purposes hereof, the term "MAXIMUM TAG ALONG PORTION" means a portion of a Tag Along Participant's Equity Securities the price of which (based on the Tag Along Price of such Equity Securities) equals the total original price proposed to be paid by the transferee for the Selling Party's Equity Securities multiplied by a fraction, the numerator of which is the Tag Along Price of such portion which such Tag Along Participant desires to include in such sale and the denominator of which is the aggregate Tag Along Price of the Equity Securities that the Selling Party and each Tag Along Participant desires to include in such sale.

                  (iii) EXERCISE. The tag-along right may be exercised by each Tag-Along Participant by delivery of a written notice to the Selling Party (the "TAG ALONG NOTICE") within 15 calendar days following receipt of the Transfer Notice. The Tag Along Notice shall state the portion of the Equity Securities that such Tag Along Participant wishes to include in such transfer to the transferee. Upon the giving of a Tag Along Notice, such Tag Along Participant shall be entitled and obligated to sell the portion of its Equity Securities set forth in the Tag Along Notice, to the transferee on the terms and conditions set forth in the Transfer Notice (the "TRANSFEREE TERMS"); provided, however, the Selling Party shall not consummate the sale of any Equity Securities offered by it if the transferee does not purchase all Equity Securities which each Tag Along Participant is entitled and desires to sell pursuant hereto. After expiration of the 15 calendar-day period referred to above, if the provisions of this Section have been complied with in all respects, the Selling Party and each Tag Along Participant that delivered a Tag Along Notice shall transfer the Equity Securities determined in accordance with Section 2.2(b)(ii) to the transferee on the Transferee Terms on the sale date proposed in the Transfer Notice (or such other date within sixty (60) days of such proposed sale date as may be agreed among the participants in such transfer).

                  (iv) SEVERAL LIABILITY. Anything to the contrary contained herein notwithstanding, the applicable Transferee Terms shall provide for several, and not joint, liability, with respect to the indemnification and comparable obligations contained within such Transferee Terms.

         (c) Subject to Sections 2.2(d) and (e), a Stockholder may at any time and from time to time (i) transfer all or part of such Stockholder's Equity Securities to any of such Stockholder's Family Members provided that such Stockholder shall provide the other Stockholders notice of the identity of such Family Member transferee, (ii) transfer all or part of its Equity Securities to its members, partners, shareholders or other equity holders, as the case may be ("DISTRIBUTEE"), pro-rata in accordance with the governing documents of the

Stockholder, and without consideration, or (iii) transfer all or part of such Stockholder's Equity Securities to an Affiliate of such Stockholder; PROVIDED, that such Stockholder and Affiliate agree with the Company in writing that such Affiliate shall transfer such Equity Securities back to such Stockholder immediately upon such Person ceasing to be an Affiliate of such Stockholder.

         (d) In addition to any other requirements of this Agreement relating to a transfer of Equity Securities, no Equity Securities shall be transferred or assigned (i) unless the transferee (A) executes an instrument satisfactory to the Company accepting all of the terms and conditions relating to a Stockholder set forth in this Agreement, (B) pays any reasonable expenses of the Company incurred in connection with such transfer or assignment (including, without limitation, attorney's fees) and (C) is either an "accredited investor" (as defined in Rule 501 promulgated under the Securities Act of 1933, as amended (the "SECURITIES ACT")) or provides an opinion of counsel reasonably acceptable to the Company that the transfer will not require registration under the Securities Act or (ii) if as a result of such transfer the Company would become subject to the reporting requirements of the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT").

         (e) To the extent that any regulatory approval, notification or other submission or procedure is required or customarily provided in connection with the exercise of any right or obligations as set forth in this Agreement with respect to the transfer or assignment of interests in the Company (including, but not limited to, filings under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and applicable securities laws), such transfer or assignment pursuant to this Agreement will be delayed and will only take place after such approval, notification or other submission or procedure has been obtained, submitted or completed, as determined by the Company.

         (f) Any attempted transfer of Equity Securities in violation of this Agreement shall be void and of no effect.

         Section 2.3 DRAG-ALONG RIGHTS. If the Required Majority determines to transfer or exchange (in a merger, business combination or otherwise) in one or a series of related bona fide arm's-length transactions (collectively, the "DRAG-ALONG TRANSACTION") to an unrelated and unaffiliated third party all of the Equity Securities held by such Stockholders, then, upon thirty (30) days' written notice to the other Stockholders and the Company (the "DRAG-ALONG NOTICE"), which notice shall include reasonable details of the proposed transaction, including the consideration to be received by the Stockholders, each other Stockholder shall be obligated to, and shall sell, transfer and deliver, or cause to be sold, transferred and delivered, to such third party, all of its Equity Securities in the same transaction at the closing thereof (and will deliver such Equity Securities free and clear of all liens, claims, or encumbrances except this Agreement) (or shall vote in favor of or consent to any transaction requiring the vote or consent of Stockholders), and shall otherwise cooperate in the consummation of such transaction.

         Section 3. BOARD OF DIRECTORS. From and after the date hereof until termination of this Agreement, each Stockholder shall vote (including by written consent) the Common Stock over which such Stockholder has voting control, and the Company shall take all necessary and desirable actions within its control, in order to cause the election to the Board of Directors of: (i) so long as Lloyd I. Miller, III is the beneficial owner (determined in accordance with Rule 13d-3 of the Exchange Act) of at least 7.5% of the outstanding shares of Common Stock, one Director nominated by Lloyd I. Miller, III; (ii) so long as Bay Harbour Partners, Ltd. is the beneficial owner (determined in accordance with Rule 13d-3 of the Exchange Act) of at least 7.5% of the outstanding shares of Common Stock, one Director nominated by Bay Harbour Partners, Ltd.; (iii) so long as Pollux Investments LLC is the beneficial owner (determined in accordance with Rule 13d-3 of the Exchange Act) of at least 7.5% of the outstanding shares of Common Stock, one Director nominated by Pollux Investments LLC; and (iv) so long as Highland Capital Management L.P. is the beneficial owner (determined in accordance with Rule 13d-3 of the Exchange Act) of at least 7.5% of the outstanding shares of Common Stock, one Director nominated by Highland Capital Management L.P. Each Stockholder shall also so vote and the Company shall take such actions to remove any such director elected pursuant to the preceding sentence (with or without cause) at the written request of the Stockholder entitled to nominate such director pursuant to the preceding sentence, but only upon such written request and under no other circumstances. In addition, from and after the date hereof until the sooner of (i) termination of this Agreement or (ii) the date on which any of Lloyd I. Miller, III, Bay Harbour Partners, Ltd., Pollux Investments LLC or Highland Capital Management L.P. cease to be the beneficial owner of at least 7.5% of the outstanding shares of Common Stock, each Stockholder shall vote (including by written consent) the Common Stock over which such Stockholder has voting control, and the Company shall take all necessary and desirable actions within its control, in order to cause the number of directors constituting the entire Board of Directors to be six, or such other number (but not less than four) as three of Lloyd I. Miller, III, Bay Harbour Partners, Ltd., Pollux Investments LLC and Highland Capital Management L.P. shall determine.

         Section 4. LEGENDS. Each Stockholder consents to the Company inserting appropriate legends referencing the restrictions and obligations contained in this Agreement on the certificates representing any Equity Securities held by the Stockholders on or after the date of this Agreement.

         Section 5. MISCELLANEOUS.

         (a) SEVERABILITY. Should any one or more of the provisions of this Agreement be determined to be illegal or unenforceable, each other provision of this Agreement shall be given effect separately from the provision or provisions determined to be illegal or unenforceable and shall not be affected thereby.

         (b) NO WAIVER. No failure or delay on the part of any party in exercising any right, power or remedy hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy hereunder.

         (c) ENTIRE AGREEMENT. This Agreement, the Plan, and the agreements entered into pursuant to the Plan, together with the exhibits thereto constitute the entire agreement among the parties pertaining to the subject matter hereof and supersede all prior agreements and understandings of the parties in connection herewith.

         (d) TERMINATION OF AGREEMENT. This Agreement shall terminate upon the sooner of (i) the written agreement of the holders of a majority of the Equity Securities held by all the Stockholders effecting such termination; (ii) twenty
(20) years from the date hereof; or (iii) an Initial Public Offering.

         (e) AMENDMENT AND MODIFICATION. This Agreement may be amended, modified and supplemented only by written agreement of the holders of a majority of the Equity Securities held by all the Stockholders; PROVIDED, HOWEVER, that any amendment, modification or supplement to this Agreement that would adversely affect any individual Stockholder, or group of Stockholders, in a manner different than its effect on other Stockholders, shall require the prior written consent of such Stockholder(s).

         (f) REMEDIES. The parties acknowledge and agree that the breach of any of the terms of this Agreement will cause irreparable injury for which an adequate remedy at law is not available. Accordingly, it is agreed that each party hereto shall be entitled to an injunction, restraining order or other equitable relief to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of competent jurisdiction in the United States or any state thereof, without the requirement of the posting of any bond. Such remedies shall be cumulative and non-exclusive and shall be in addition to any other rights and remedies the parties may have under this Agreement.

         (g) NOTICES. All notices provided for in this Agreement shall be in writing, duly signed by the party giving such notice, and shall be delivered personally, sent by a nationally recognized overnight courier, telecopied or mailed by registered or certified mail, as follows:

                  (i) If given to the Company, at the Company's mailing address set forth below:

              American Banknote Corporation
              [address]
              [address]
              Fax:
              Attention: General Counsel

              with a copy to each Stockholder as set forth in clause (ii) below.

                  (ii) If given to any Stockholder, at the address set forth on
SCHEDULE I hereof (or as modified from time to time by a Stockholder upon written notice to the Company).

         Notices delivered personally to an addressee or sent by overnight courier shall be deemed to have been given upon such delivery. Notices sent by telecopier shall be deemed to have been given upon confirmation by telecopy answerback (provided that the sending of any such notice is followed promptly by the mailing of the original of such notice). Notices mailed by registered or certified mail shall be deemed to have been given upon the expiration of five
(5) Business Days after such notice has been deposited in the mail.

         (h) GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the law of the State of Delaware without regard to any applicable principles of conflicts of law.

         (i) COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original but all of which shall constitute one and the same instrument.

                            [SIGNATURE PAGES FOLLOW]

                  IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first written above.

                           AMERICAN BANKNOTE CORPORATION



                           By: _______________________________________
                               Name:
                               Title:


                   [SIGNATURE PAGE - STOCKHOLDERS' AGREEMENT]

                           [STOCKHOLDER SIGNATURES]


                           [STOCKHOLDER]



                           By: ________________________________________
                               Name:
                               Title:


                   [SIGNATURE PAGE - STOCKHOLDERS' AGREEMENT]

                                   SCHEDULE I

                                  STOCKHOLDERS



------------------------------ ------------------------------- -----------------
            Name                            Address            Number of Shares
            ----                            -------            ----------------
------------------------------ ------------------------------- -----------------

------------------------------ ------------------------------- -----------------

------------------------------ ------------------------------- -----------------

------------------------------ ------------------------------- -----------------

------------------------------ ------------------------------- -----------------

------------------------------ ------------------------------- -----------------

------------------------------ ------------------------------- -----------------

------------------------------ ------------------------------- -----------------

------------------------------ ------------------------------- -----------------

------------------------------ ------------------------------- -----------------

------------------------------ ------------------------------- -----------------

------------------------------ ------------------------------- -----------------

------------------------------ ------------------------------- -----------------


                   [SIGNATURE PAGE - STOCKHOLDERS' AGREEMENT]

                                    EXHIBIT H
                                       TO
                     DEBTOR'S AMENDED PLAN OF REORGANIZATION
                     UNDER CHAPTER 11 OF THE BANKRUPTCY CODE
                                    ---------

                           CANTOR CONSULTING AGREEMENT

                              CONSULTING AGREEMENT
                              --------------------

         THIS CONSULTING AGREEMENT ("Agreement") is made and entered into as of ___________, 2005 between American Banknote Corporation, a corporation organized under the laws of the State of Delaware with its principal office in Englewood Cliffs, New Jersey ("ABN" or "Company"), and Sheldon Cantor ("Cantor" or "Consultant").

         WHEREAS, the Company desires to secure the consulting services and expertise of Consultant in rendering advice on accounting, tax, employee benefits, insurance and other matters, and Consultant desires to perform such services for the Company, on the terms and conditions as hereinafter set forth.

         NOW, THEREFORE, the terms and conditions of this Agreement shall be as follows:

         1. ADDENDUM. As used herein, "Addendum" shall refer to the addendum which is attached to this Agreement and incorporated in its entirety by reference herein such as to become a part of this Agreement.

         2. PROJECT. Consultant shall perform consulting services and otherwise provide his expertise as may be required from time to time, as discussed above, on the project or projects which are described in the Addendum (such projects(s) shall hereinafter be referred to individually and collectively as "Project").

         3. TERM. This Agreement shall expire at the end of the term described in the Addendum.

         4. PAYMENT. Consultant shall be paid by the Company in the amounts and at the times described in the Addendum.

         5. CONTROL AND SUPERVISION. Other than defining the Project, setting deadlines for completion of aspects of the Project, establishing cost restrictions and other similar items, the Company shall not have the right or power to direct, control, or supervise Consultant in any respect, including, but not limited to (1) the manner in which Consultant performs or accomplishes the Project; (2) the details of when, where and how Consultant's work on the Project is to be performed or accomplished; (3) the order or sequence in which tasks must be performed in order to complete the Project; or (4) requiring Consultant to comply with instructions from the Company concerning the above.

         6. HOURS OF WORK. Consultant shall have the right and power to set his own hours of work; provided, however, the Company shall have the right and power to designate the deadline as to when the Project is to be completed. Consultant shall not be required to devote all of his working time to the Project or to be on call with regard to the Project.

         7. LOCATION. Consultant shall not be required to perform work on the Project on the premises of the Company if he determines that such work can be satisfactorily performed elsewhere. Furthermore, Consultant shall not be restricted by the Company, in any manner or degree, from seeking work from entities other than the Company or from performing work for other entities at the same time that he is working on the Project.

         8. REPORTS. The Company shall not have the right or power to require Consultant to account to the Company for his time or actions; therefore, the Company cannot require Consultant to present, for its review, oral or written reports regarding his time or actions.

         9. BUSINESS EXPENSES. Consultant shall be reimbursed by the Company for any business, traveling and other expenses ("Business Expenses") which he incurs incident to performing work on the Project. Consultant must provide Company with documentation of the Business Expense incurred in order to receive any reimbursement of such expense.

         10. MATERIALS. Consultant shall be responsible for furnishing all technical and professional guides, tools, materials, and other items which he deems useful or necessary, in his sole discretion, incident to performing work on the Project.

         11. TERMINATION. Either party to this Agreement shall have the right to terminate this Agreement, for any reason whatsoever, upon seven (7) days' written notice to the other party. In the event of termination of this Agreement by the Company, for any reason, prior to the expiration of the term provided herein, Consultant shall be entitled to payment of all unpaid amounts specified in the Addendum. In the event of termination of this Agreement by Consultant, for any reason, except for the death of the Consultant, prior to the deadline or expiration of the term provided herein, Consultant shall not be entitled to payment of any amounts that have not yet become due and payable as provided in the Addendum. Any termination under this Paragraph shall not be deemed to be a waiver by either party of any rights or remedies otherwise available to either party at law, in equity, or otherwise.

         12. CONFIDENTIAL INFORMATION. Any information acquired by Consultant during the performance of this Agreement, or otherwise, of the sort to be provided pursuant to the terms of this Agreement shall be regarded as confidential and solely for the benefit of the Company. Consultant shall not use such information himself or disclose such information to anyone else, directly or indirectly, either during the term of this Agreement or at any time thereafter. All documents prepared by Consultant and confidential information given to Consultant or otherwise obtained by him during the course of performance on the Project shall be the exclusive property of the Company.

         13. OWNERSHIP OF WORK PRODUCT. Any and all work-product, tangible or intangible, which Consultant designs, manufactures, creates or otherwise produces during the course of performance on the Project shall be the sole property of the Company.

         14. RETURN OF PROPERTY. Upon termination of this Agreement, regardless of how termination may be effected, or whenever requested by the Company, Consultant shall immediately turn over to the Company any and all of the Company's property, including any items used or produced by Consultant as the result of performance of services on the Project or otherwise, that may be in Consultant's possession or under his control.

         15. INDEPENDENT CONTRACTOR. Consultant is an independent Contractor (and not an employee of the Company) and this Agreement shall be construed consistent with such status. Accordingly, but not by way of limitation, Consultant shall have no right or power (express or implied) to act as an agent on behalf of the Company or to bind the Company to any contract, agreement or other obligation of any kind. Furthermore, the Company shall not be liable, in any respect whatsoever, for any debts, liabilities, expenses, losses or damages of any kind incurred by Contractor or otherwise attributable to him, or for any actions taken by Contractor as the result of performance of services on the Project or otherwise.

         16. INDEMNITY. Consultant shall indemnify and hold the Company harmless for that percentage of any loss or damage to persons or property which arises out of the performance of this Agreement and is caused by the negligence or carelessness of Consultant or his assistant(s).

         17. GENDER. Whenever the context requires, words of the masculine gender used herein shall include the feminine, and words used in the singular shall include the plural.

         18. GOVERNING LAW. This Agreement is made and entered into in the State of New York, and the laws of New York shall govern its validity, interpretation, and the performance by the parties of their respective duties and obligations hereunder.

         19. ENTIRE AGREEMENT. This Agreement supersedes all prior agreements between the parties concerning the subject matter hereof, if any; furthermore, this Agreement constitutes the entire agreement between the parties with respect to its subject matter. This Agreement may be modified only with a written instrument duly executed by each of the parties. No person has any authority to make any representation or promise on behalf of any of the parties not set forth herein and this Agreement has not been executed in reliance upon any representation or promise except those contained herein. No waiver by any party of any breach of this Agreement shall be deemed to be a waiver of any preceding or succeeding breach.

         20. SECTION HEADINGS. Section and other headings contained in this Agreement are for reference purposes only and shall not affect, in any way, the meaning or interpretation of this Agreement.

         21. SAVINGS CLAUSE. Should any valid federal or state law or final determination of any administrative agency or court of competent jurisdiction affect any provision of this Agreement, the provision or provisions so affected shall be automatically conformed to the law or determination and, otherwise, this Agreement shall continue in full force and effect.

         22. EXECUTION. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original. IN WITNESS WHEREOF, American Banknote Corporation and Sheldon Cantor have caused this Agreement to be executed this ____ day of _____________ 2005.


                                 AMERICAN BANKNOTE CORPORATION


                                 By
                                   ---------------------------------------------
                                          Title:
                                                --------------------------------


                                 SHELDON CANTOR


                                 By
                                   ---------------------------------------------
                                          Title:  Consultant

                                    ADDENDUM
                                    --------

         This Addendum is made and entered into as of __________ 2005, and incorporated in its entirety into the instrument styled "Consulting Agreement" made and entered into as of _____________ 2005, between American Banknote Corporation, a corporation organized under the laws of the State of Delaware with its principal offices in Englewood Cliffs, New Jersey ("Company") and Sheldon Cantor ("Consultant").

         A. DESCRIPTION OF PROJECT. Consultant is to provide general consulting services regarding corporate, accounting, tax, employee benefits and insurance issues as requested by the Company during the Term of the Project.

         B. TERM OF PROJECT. The Term of the Project shall be five (5) years, beginning on _______ __, 2005, and ending on _______ __, 2010.

         C. PAYMENT. The fees to be paid to Consultant hereunder shall be $125,000, payable in five (5) equal annual installments of $25,000, with the first such installment being due on _______ __, 2005, and each remaining installment being payable on each of the four (4) succeeding anniversaries of such date through 2009; provided, however, that if, as specified in the Consulting Agreement, the Consulting Agreement is terminated by the Company for any reason or by the death of the Consultant before the expiration of the Term of the Project, all of the then-unpaid installments shall be accelerated and shall be due and payable to Consultant, or to his estate upon proof of Consultant's death, forty-five (45) days after Consultant's termination or death; and provided further, that if, as specified in the Consulting Agreement, the Consulting Agreement is terminated by the Consultant for any reason (other than by reason of Consultant's death) before the Term of the Project, all of the then-unpaid installments shall be cancelled and shall not thereafter be payable to Consultant by Company.

         D. CAUSES OF ACTION. Notwithstanding anything in the Company's Amended Plan of Reorganization Under Chapter 11 of the Bankruptcy Code dated ____, filed with the United States Bankruptcy Court for the District of Delaware (Case No. 05-10174 (PJW)) on ____, 2005 (the "Plan"), Consultant shall be entitled to commence any cause of action he held prior to the Petition Date of January 19, 2005 against the Company, provided however, that Consultant agrees to limit recovery for such causes of action, if any, to any available insurance proceeds under which the Company may be insured or a beneficiary, if applicable, and waive any and all rights to seek recovery from the Company's assets. To the extent the Company is required to incur any legal or other costs associated with any cause of action or other claim asserted by Consultant, upon two (2) days written notice from Company, Consultant shall cease the prosecution of any such claim or cause of action.

         E. OTHER TERMS AND PROVISIONS. During the life of the Consultant and his spouse, both Consultant and his spouse shall receive the medical benefits set forth in paragraph 47 (the "Rabbi Trust Settlement") of the Findings of Fact and Conclusions of Law Relating to, and Order Under 11 U.S.C. ss. 1129(a) and
(b) Confirming, the Third Amended Reorganization Plan of American Banknote Corporation Under Chapter 11 of the Bankruptcy Code entered on November 3, 2000 by the Honorable Prudence Carter Beatty in the United States Bankruptcy Court for the Southern District of New York (Case No. 99 B 11577 (PCB)) (the "Confirmation Order") as if he was a Participant as defined in the Confirmation Order, provided however, that paragraph D of the Rabbi Trust Settlement shall not apply to Consultant. Consultant shall comply with all provisions of the Rabbi Trust Settlement set forth in the Confirmation Order and Company shall be liable to Consultant to the same extent as the other Participants.

         IN WITNESS WHEREOF, Reorganized American Banknote Corporation and Sheldon Cantor have caused this Addendum to be executed this ___ day of __________ 2005, and incorporated in its entirety into the Consulting Agreement between such parties.

                                 AMERICAN BANKNOTE CORPORATION


                                 By
                                   ---------------------------------------------
                                          Title:
                                                --------------------------------
                                          Printed Name:
                                                       -------------------------


                                 SHELDON CANTOR


                                 By
                                   ---------------------------------------------
                                          Title:  Consultant
                                          Printed Name:  Sheldon Cantor